Exhibit 10.21

Execution Form

Dated 29 March 2018
TI AFRICA LIMITED
TI ASIA LIMITED
as joint and several Borrowers
and
THE BANKS AND FINANCIAL INSTITUTIONS
LISTED IN PART A OF SCHEDULE 1
as Lenders
and
ABN AMRO BANK N.V.
ING BELGIUM SA/NV
as Mandated Lead Arrangers
and
THE BANKS AND FINANCIAL INSTITUTIONS
LISTED IN PART B OF SCHEDULE 1
as Swap Banks
and
ING BANK N.V.
as Agent
and as Security Trustee

LOAN AGREEMENT
relating to
a loan facility of up to US$220,000,000 to refinance
"FSO ASIA" and "FSO AFRICA"

Index

Clause		Page

1	Interpretation	1
2	Facility	27
3	Position of the Lenders and Swap Banks	28
4	Drawdown	29
5	Interest	30
6	Interest Periods	34
7	Default interest	35
8	Repayment, Prepayment and cancellation	36
9	Conditions Precedent	41
10	Representations and Warranties	42
11	General Undertakings	46
12	Corporate Undertakings	51
13	Insurance	53
14	FSO Covenants	58
15	Payments and Calculations	62
16	Application of Receipts	64
17	Application of Earnings	66
18	Events of Default	66
19	Fees and Expenses	72
20	Indemnities	73
21	No Set-Off or Tax Deduction	76
22	The Agent, the Mandated Lead Arrangers and the Reference Banks	79
23	The Security Trustee	89
24	Conduct of Business by the Creditor Parties	103
25	Sharing among the Creditor Parties	103
26	Illegality, etc	105
27	increased Costs	106
28	Set-Off	108
29	Transfers and Changes in Lending Offices	108
30	Confidential Information	112
31	Confidentiality of Funding Rates and Reference Bank Quotations	116
32	Variations and Waivers	118
33	Notices	119
34	Joint and Several Liability	122
35	Supplemental	123
36	Law and Jurisdiction	124

Schedules

Execution

Execution Pages	142

THIS AGREEMENT is made on 29 March 2018
PARTIES

(1)	TI AFRICA LIMITED and TI ASIA LIMITED, as joint and several Borrowers

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part A of Schedule 1, as Lenders

(3)	ABN AMRO BANK N.V. and ING BANK BELGIUM SA/NV as Mandated Lead Arrangers

(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part B of Schedule 1, as Swap Banks

(5)	ING BANK N.V., as Agent

(6)	ING BANK N.V., as Security Trustee
BACKGROUND

(A)	The Lenders have agreed to make available to the Borrowers facilities of up to $220,000,000 comprising:

(i)	Tranche A of the Term Loan in a principal amount not exceeding $54,000,000 to be provided to TI Asia for general corporate purposes;

(ii)	Tranche B of the Term Loan in a principal amount not exceeding $56,000,000 to be provided to TI Africa for general corporate purposes;

(iii)	Revolving Facility A in a principal amount not exceeding $54,000,000 to be provided to TI Asia for general corporate purposes; and

(iv)	Revolving Facility B in a principal amount not exceeding $56,000,000 to be provided to TI Africa for general corporate purposes.

(B)	The Swap Banks may agree to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.

(C)	The Lenders and the Swap Banks have agreed to share in the security to be granted to the Security Trustee pursuant to this Agreement on the terms described herein.
It is agreed as follows:
OPERATIVE PROVISIONS

1	INTERPRETATION

1.1	Definitions
Subject to Clause 1.5 (General Interpretation), in this Agreement:
"Accounts Security Deed" means, in respect of a Borrower, a deed creating security in respect of the Earnings Account of that Borrower to be made between that Borrower and the Security Trustee in Agreed Form.

"Advance" means the principal amount of each borrowing by the Borrowers under this Agreement.
"Affiliate" means, in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.
"Agent" means ING Bank N.V., acting in such capacity through its office at Bijlmerplein 888,1102 MG, Amsterdam, The Netherlands, or any successor of it.
"Agreed Form" means in relation to any Finance Document, that document in the form approved in writing by the Agent (acting on the instructions of all the Lenders) or as otherwise approved in accordance with any other approval procedure specified in any relevant provisions of any Finance Document, and in relation to any other document, that document in the form approved in writing by the Agent.
"Anti-Corruption Laws" means the England and Wales Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other similar anti-corruption legislation in any other applicable jurisdictions.
"Approved Flag" means, for each FSO, Marshall Islands flag or any other flag approved by the Agent (acting on the instructions of the Lenders), such approval not to be unreasonably withheld or delayed.
"Approved Manager" means Euronav Shipmanagement SAS of De Gerlachekaai 20, B 2000 Antwerp 1, Belgium or, in each case:

(a)	any other company appointed by the relevant Borrower as the manager of an FSO in accordance with paragraph (b) of Clause 14.12 (Restrictions on chartering, appointment of managers etc.); or

(b)
any other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the technical manager of that FSO, such approval not to be unreasonably withheld or delayed and which authorisation shall not be withheld in the case of International Seaways or any Affiliate of it.

"Approved Valuer" means Fearnleys (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Lenders, such approval not to be unreasonably withheld.
"Arrangers" means each of the Mandated Lead Arrangers.
"Available Commitment" means, in relation to a Tranche or a Revolving Facility, a Lender's Commitment under that Tranche or Revolving Facility minus:

(a)	the amount of its participation in the outstanding Advances under that Tranche or Revolving Facility; and

(b)	in relation to any proposed Advance, the amount of its participation in any other Advance that is due to be made under that Tranche or Revolving Facility on or before the proposed Drawdown Date.
For the purposes of calculating a Lender's Available Commitment in relation to any proposed Advance under a Revolving Facility only, that Lender's participation in any Advance under that

Revolving Facility that is due to be repaid or prepaid on or before the proposed Drawdown Date shall not be deducted from that Lender's relevant Revolving Commitment.
"Available Facility" means, in relation to a Tranche or a Revolving Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Tranche or Revolving Facility.
"Available Revolving Facility A Commitment" means, in relation to a Lender and at any time, its Revolving Facility A Commitment less its Contribution in respect of Revolving Facility A at that time (and "Total Available Revolving Facility A Commitments" means the aggregate of the Available Revolving Facility A Commitments of all the Lenders).
"Available Revolving Facility B Commitment" means, in relation to a Lender and at any time, its Revolving Facility B Commitment less its Contribution in respect of Revolving Facility B at that time (and "Total Available Revolving Facility B Commitments" means the aggregate of the Available Revolving Facility B Commitments of all the Lenders).
"Available Revolving Facility Commitment" means the Available Revolving Facility A Commitment or Available Revolving Facility B Commitment.
"Availability Period" means the period from and including the date of this Agreement to and including:

(a)	in relation to the Term Facility, 30 April 2018; and

(b)	in relation a Revolving Facility, the date falling 3 months before the Maturity Date in respect of that Revolving Facility.
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
"Bank Guarantor" means ING Belgium SA/NV, acting through its office at B-1000 Brussels, Avenue Marnix 24, 0403.200.393.
"Basel III" means:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
"Borrowers" means each of TI Africa and TI Asia.
"Business Day" means a day on which banks are open in London, Brussels, Hong Kong, New York City and Amsterdam.
"Change in Ultimate Beneficial Owner" means in respect of a Borrower or Security Party other than the Guarantors any event by which a private individual (i) acquires the legal and/or beneficial ownership (directly or indirectly) of 25 per cent. or more of the issued share capital of that Borrower or Security Party or (ii) acquires the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to (directly or indirectly) cast, or control the casting of, 25 per cent. or more of the votes that might be cast at a general meeting of that Borrower or Security Party or (iii) gains effective control over that Borrower or Security Party (such private individual being referred to as the "Ultimate Beneficial Owner").
"Change of Control" means:

(a)	in the case of Euronav, if 2 or more persons acting in concert or any individual person other than Saverco nv:

(i)	acquires legally and/or beneficially, and either directly or indirectly, in excess of 50 per cent. of the issued share capital of Euronav; or

(ii)	has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of Euronav; and

(b)	in the case of International Seaways:

(i)
any "person" (as such term is used in Sections 13(d) and 14(d) of the US Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this Clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 per cent. of the total voting power of International Seaways' voting stock; or

(ii)
the replacement of a majority of the board of directors of International Seaways over a 2 year period who constituted the board of directors of International Seaways at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of International Seaways in office as of the date of such replacement who either were members of such board of directors at the beginning of such period or whose election as members of such board of directors was previously so approved.

"Code" means the US Internal Revenue Code of 1986, as amended.
"Commitment" means a Term Commitment or a Revolving Commitment.
"Compliance Certificate" means a certificate in the form set out in Schedule 9 (Form of Compliance Certificate) or in any other form agreed between the Borrowers and the Facility Agent.
"Confidential Information" means all information relating to either Borrower, either Group, the Finance Documents or the Loan of which a Creditor Party becomes aware in its capacity as, or for the purpose of becoming, a Creditor Party or which is received by a Creditor Party in relation to, or for the purpose of becoming a Creditor Party under, the Finance Documents or the Loan from either:

(a)	any member of either Group or any of its advisers; or

(b)	another Creditor Party, if the information was obtained by that Creditor Party directly or indirectly from any member of either Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Creditor Party of Clause 30.2 (Disclosure of Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)
is known by that Creditor Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Creditor Party after that date, from a source which is, as far as that Creditor Party is aware, unconnected with the Group and which, in either case, as far as that Creditor Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.
"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the Loan Market Association (or any successor organisation) from time to time (as logically amended to reflect the terms of this Agreement) or in any other form agreed between the Borrower and the Agent.
"Confirmation" and "Early Termination Date", in relation to any continuing Designated Transaction, have the meaning given in the relevant Master Agreement.
"Contractual Currency" has the meaning given in Clause 20.4 (Currency indemnity).
"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender.

"Co-ordination Deed" means the co-ordination deed to be entered into between the Borrowers, the Agent on behalf of the Lenders and the Bank Guarantor to regulate the relationship between the Lenders, the Bank Guarantor and the Borrowers and access to the security which will secure the obligations of the Borrowers under this Agreement as set forth in the Finance Documents and the obligations of the Borrowers under the Guarantee Facility.
"Corresponding Debt" means any amount, other than any Parallel Debt, which a Borrower owes to a Creditor Party under or in connection with the Finance Documents or the Master Agreements.
"CRD IV" means:

(a)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(b)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(c)	any other law or regulation which implements Basel III.
"Creditor Party" means the Agent, the Security Trustee, the Arrangers, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time.
"Debt Service Cover Ratio" means, in respect of a Borrower, the ratio of (i) that Borrower's EBITDA to (ii) the aggregate of any net interest cost, guarantee commission and instalments payable by that Borrower each measured over the preceding four financial quarters.
"Default" means an Event of Default or a Potential Event of Default.
"Designated Transaction" means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrowers pursuant to a Master Agreement with a Swap Bank and the Borrowers' rights under such Master Agreement are subject to a Master Agreement Assignment;

(b)
its purpose is the hedging of the Borrowers' exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the final Repayment Date; and

(c)
it is designated by the Borrowers and/or by the relevant Swap Bank, by delivery by the Borrowers and/or that Swap Bank to the Agent of a notice of designation in the form set out in Schedule 7 (Designation Notice), as a Designated Transaction for the purposes of the Finance Documents.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Security Party; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Security Party preventing that, or any other, Party or, if applicable, any Security Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Security Party in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Security Party whose operations are disrupted.
"Dividend Lock-Up Event" means any time where, as at the most recent fiscal quarter end date, the Debt Service Cover Ratio for the immediately preceding 4 fiscal quarters was less than 1.2x.
"Dollars" and "$" means the lawful currency for the time being of the United States of America.
"Drawdown Date" means, in relation to an Advance, the date requested by the Borrowers for the Advance to be made, or (as the context requires) the date on which the Advance is actually made.
"Drawdown Notice" means a notice in the form set out in Schedule 4 (Drawdown Notice) (or in any other form which the Agent approves or reasonably requires).
"Earnings" means, in relation to a FSO, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower owning that FSO or the Security Trustee and which arise out of the use or operation of that FSO during the Security Period, including (but not limited to):

(a)
all freight, hire and passage moneys and all amounts payable by NOC under the Service Contract for a FSO (including, for the avoidance of doubt, any termination fee or mobilisation/demobilisation fee);

(b)	compensation payable to any Borrower or the Security Trustee in the event of requisition of a FSO for hire;

(c)	remuneration for salvage and towage services;

(d)	demurrage and detention moneys;

(e)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a FSO; and

(f)	all moneys which are at any time payable under any Insurances in respect of loss of hire.
"Earnings Account" means:

(a)	in relation "FSO ASIA", the account in the name of TI Asia with the Agent in Amsterdam having account number NL33 INGB 0020 1558 32;

(b)	in relation "FSO AFRICA", the account in the name of TI Africa with the Agent in Amsterdam having account number NL80 INGB 0020 1558 59,

or, in either case, any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is designated by the Agent as the Earnings Account in relation to that FSO for the purposes of this Agreement.
"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident, and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
"Environmental Incident" means:

(a)	any release of Environmentally Sensitive Material from a FSO; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a FSO and which involves a collision between a FSO and such other vessel or some other incident of navigation or operation, in either case, in connection with which a FSO is actually or reasonably likely to be arrested, attached, detained or injuncted and/or a FSO and/or any Borrower and/or any operator or manager of a FSO is at fault or allegedly at fault or otherwise reasonably likely to be subject to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a FSO and in connection with which a FSO is actually or reasonably likely to be arrested and/or where any Borrower and/or any operator or manager of a FSO is at fault or allegedly at fault or reasonably likely to be subject to any legal or administrative action.

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor organisation) from time to time.
"Euronav" means Euronav NV, a company incorporated in Belgium whose Belgium registered office is at De Gerlachekaai 20, B-2000 Antwerp 1, Belgium.
"Euronav Group" means Euronav and each of its subsidiaries.
"Event of Default" means any of the events or circumstances described in Clause 18.1 (Events of Default).

"Facility" means the Term Facility or the Revolving Facility.
"Facility Cap" means, in relation to (i) Tranche A and Revolving Facility A; or (ii) Tranche B and Revolving Facility B, the amount that the Facility Agent, acting on the instructions of the Lenders, agrees as at the first Drawdown Date of the relevant Tranche could be repaid between the first Drawdown Date and the Maturity Date for the relevant Tranche and Revolving Facility:

(a)	using only Earnings under the relevant Service Contract less operating expenses, overheads and taxes; and

(b)	maintaining the relevant Borrower's Debt Service Cover Ratio at no less than 1.3x during that period.
"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between any of the Arrangers, the Agent and the Security Trustee and any Borrower setting out any of the fees referred to in Clause 19 (Fees and expenses).
"Finance Documents" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	the Guarantees;

(d)	the Mortgages;

(e)	the General Assignments;

(f)	the Service Contract Assignments;

(g)	the Accounts Security Deeds;

(h)	the Shares Security Deeds;

(i)	the Subordination Agreements;

(j)	the Co-ordination Deed;

(k)	the Master Agreement Assignments;

(l)	the Quiet Enjoyment Letters;

(m)
any other document (whether creating a Security Interest or not) which is executed at any time by any Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents to which this definition refers; and

(n)	any other document designated as such by the Agent and the Borrowers.
"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

"FSO 1" means the double hulled tanker type vessel of 432,023 dead weight tons named "FSO ASIA" which is registered in the ownership of TI Asia under the Marshall Islands flag with IMO number 9224752.
"FSO 2" means the double hulled tanker type vessel of 432,023 dead weight tons named "FSO AFRICA" which is registered in the ownership of TI Africa under the Marshall Islands flag with IMO number 9224764.
"FSO 1 Service Contract" means the service contract dated 14 May 2017 for FSO 1 and having contract reference number 4600000114 entered into between TI Asia and NOC for service of FSO 1 in the Al Shaheen Field, Block 5, offshore Qatar for a period of 5 years.
"FSO 2 Service Contract" means the service contract dated 14 May 2017 for FSO 2 and having contract reference number 46000000113 entered into between TI Africa and NOC for service of FSO 2 in the Al Shaheen Field, Block 5, offshore Qatar for a period of 5 years.
"FSOs" means each of FSO 1 and FSO 2.
"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 5.10 (Cost of funds).
"GAAP" means generally accepted accounting principles applicable in jurisdiction of the relevant company.
"General Assignment" means, in relation to each FSO, the general assignment of Earnings, Insurances and any Requisition Compensation in relation to that FSO executed by the Borrower owning that FSO in favour of the Security Trustee in Agreed Form and to secure the obligations of the Borrowers under this Agreement and the Guarantee Facility.
"Group" means the Euronav Group or the International Seaways Group.
"Guarantee Facility" means the guarantee facility dated 14 July 2017 entered into between the Borrowers, the Guarantors and the Bank Guarantor in relation to the Performance Bond (as defined in each Service Contract and which shall not exceed $5,000,000 in the case of each FSO) issued by the Bank Guarantor pursuant to each Service Contract.
"Guarantees" means:

(a)	in relation to Euronav, the several guarantee of the liabilities of the Borrowers in respect of the Revolving Facility to be executed by Euronav in favour of the Security Trustee in Agreed Form; and

(b)
in relation to International Seaways, the several guarantee of the liabilities of the Borrowers in respect of the Term Loan to be executed by International Seaways in favour of the Security Trustee in Agreed Form.

"Guarantors" means each of Euronav and International Seaways.
"Holding Company" means, in relation to a person, any other person in relation to which it is a subsidiary.

"IFRS" means international accounting standards within the meaning of the IAS Regulations 1606/2002 to the extent applicable to the relevant financial statements.
"Insurances" means, in relation to a FSO:

(a)
all policies and contracts of insurance, including entries of the FSO in any protection and indemnity or war risks association, which are effected in respect of the FSO, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium.
"Interest Period" means a period determined in accordance with Clause 6 (Interest Periods).
"International Seaways" means International Seaways, Inc., a corporation incorporated in the Republic of The Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.
"International Seaways Group" means International Seaways and each of its subsidiaries.
"Interpolated Screen Rate" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan, each as of the Specified Time for dollars.
"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).
"ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.
"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code.
"Lender" means a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Part A of Schedule 1 (or through another branch notified to the Agent under Clause 29.13 (Change of lending office) or its transferee, successor or assign.
"LIBOR" means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 5.6 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
"Loan" means the principal amount for the time being outstanding under this Agreement.
"Major Casualty" means, in relation to a FSO, any casualty to the FSO in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $10,000,000 or the equivalent in any other currency.
"Majority Lenders" means:

(a)	before an Advance has been made, Lenders whose Commitments total 66⅔ per cent. or more of the Total Commitments; and

(b)
after an Advance has been made, Lenders whose Contributions total 66⅔ per cent. or more of the Loan or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full equal 66⅔ per cent. or more of the Loan immediately before such repayment.

"Mandated Lead Arrangers" means ABN AMRO Bank N.V. and ING Belgium SA/NV.
"Margin" means 2 per cent. per annum.
"Market Value" means, in relation to an FSO or any other vessel, at any date, an amount determined by the Facility Agent as being an amount equal to:

(a)	the market value of that FSO or vessel shown by a valuation prepared:

(i)	as at a date not more than 30 days previously;

(ii)	by an Approved Valuer;

(iii)	without physical inspection of that FSO or vessel; and

(iv)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter,
Less

(b)
an amount determined by the Facility Agent acting with the authorisation of the Majority Lenders as being an amount equal to the amount of the usual and reasonable expenses which would be reasonably likely to be incurred in connection with a sale described in sub-paragraph (iv) of paragraph (a) above.

"Master Agreement" means each master agreement (on the 2002 Master Agreement form as published by the International Swaps and Derivatives Association, Inc.) in the Agreed Form made between a Borrower and a Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement.
"Master Agreement Assignment" means, in respect of a Borrower a master agreement security creating Security Interests over that Borrower's rights and interests in any Master Agreement, in Agreed Form.

"Material Adverse Effect" means, in the reasonable opinion of the Majority Lenders, a material adverse affect on:

(a)	the ability of a Borrower, a Shareholder or a Guarantor to perform its obligations under the Finance Documents;

(b)	the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of the Finance Documents; or

(c)	the rights and remedies of the Creditor Parties (or any of them) under the Finance Document.
"Maturity Date" means in relation to:

(a)	Tranche A and Revolving Facility A, 21 July 2022; and

(b)	Tranche B and Revolving Facility B, 21 September 2022.
"Mortgage" means, in respect of each FSO, a first preferred Marshall Islands ship mortgage executed by the Borrower owning that FSO in favour of the Security Trustee in Agreed Form and to secure the obligations of the Borrowers under this Agreement, the Master Agreements and under the Guarantee Facility.
"NOC" means North Oil Company, a private joint-stock company organised and existing under the laws of the State of Qatar, registered under no. 90333 and having its registered office at 7th Floor, The Gate Mall Tower 4, P.O. Box 21264, West Bay, Doha, State of Qatar.
"Negotiation Period" has the meaning given in Clause 5.14 (Negotiation of alternative rate of interest).
"Notifying Lender" has the meaning given in Clause 26.1 (Illegality) or Clause 27.1 (Increased costs) as the context requires.
"Parallel Debt" means any amount which a Borrower owes to the Security Trustee under Clause 23.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"Payment Currency" has the meaning given in Clause 20.4 (Currency indemnity).
"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents, the Master Agreements or the Guarantee Facility; and

(b)	any Financial Indebtedness:

(i)	provided by the Shareholders;

(ii)	in the form of a guarantee issued by a Borrower as a result of investments made by the Shareholders;

(iii)	or incurred in the ordinary course of business of a Borrower, and, in each case, that is subordinated to all Financial Indebtedness incurred under the Finance Documents on terms acceptable to the Agent (acting on the instructions of the Lenders).
"Permitted Security Interests" means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a FSO not prohibited by this Agreement;

(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a FSO, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to paragraph (vi) of Clause 14.12 (Restrictions on chartering, appointment of managers etc);

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while a Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

"Pertinent Document" means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 (Insurance) or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c).

"Pertinent Jurisdiction", in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company has the centre of its main interests or which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as a main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c).

"Pertinent Matter" means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a), and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.
"Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default.
"Project" means, in relation to a FSO, the financing, ownership, operation and maintenance of that FSO as further outlined in the Service Contract for that FSO or any other service or employment permitted by the Lenders during the Security Period.
"Quiet Enjoyment Letter" means, in relation to each FSO, the letter of quiet enjoyment to be provided by the Security Trustee and acknowledged by NOC and the Borrower owning that FSO pursuant to the relevant Service Contract in a form consistent with exhibit X to that Service Contract or as otherwise agreed between that Borrower, NOC and the Agent (acting on the instructions of the Lenders).
"Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), 3 Business Days before the first day of that period or the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period.
"Reference Bank Quotation" means any quotation supplied to the Agent by a Reference Bank.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	if:

(i)	the Reference Bank is a contributor to the Screen Rate; and

(ii)	it consists of a single figure,
as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.
"Reference Banks" means, subject to Clause 29.15 (Replacement of Reference Bank), ING Bank N.V. and ABN AMRO Bank N.V.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Person" has the meaning given in Clause 18.9 (Relevant Persons).
"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".
"Repayment Date" means:

(a)	in respect of a Tranche, a date on which a repayment is required to be made in respect of it under Clause 8 (Repayment and Prepayment);

(b)
in relation to an Advance of the Revolving Facility, the last day of the Interest Period for that Advance selected by the Borrower in the Drawdown Notice (or otherwise determined in accordance with the provisions of Clause 6 (Interest Periods).

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Restricted Party" means a person:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)
that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country; or

(c)	that is directly or indirectly owned or controlled by a person referred to in paragraph (a) and/or (b) above; or

(d)	with which any member of either Group is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

"Revolving Commitment" means the Revolving Facility A Commitment or Revolving Facility B Commitment.
"Revolving Facility" means Revolving Facility A or Revolving Facility B.
"Revolving Facility A" means the revolving credit facility made available to TI Asia under this Agreement for general corporate purposes as described in paragraph (c) of Clause 2.1 (Amount of facility).
"Revolving Facility A Commitment" means:

(a)
in relation to a Lender named in this Agreement, the amount set opposite its name under the heading "Revolving Commitment" in Part B of Schedule 1 and the amount of any other Revolving Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Revolving Facility A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Revolving Facility B" means the revolving credit facility made available to TI Africa under this Agreement for general corporate purposes as described in paragraphs (d) of Clause 2.1 (Amount of facility).
"Revolving Facility B Commitment" means:

(a)
in relation to a Lender named in this Agreement, the amount set opposite its name under the heading "Revolving Commitment" in Part B of Schedule 1 and the amount of any other Revolving Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Revolving Facility B Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Sanctions Authority" means the United Nations, the United Kingdom, the European Union, the member states of the European Union and the United States of America and any authority acting on behalf of any of them in connection with Sanctions Laws.
"Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adopted, imposed, administered, enacted and/or enforced by any Sanctions Authority.
"Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority as amended, revised, supplemented or substituted from time to time.
"Sanctions Relevant Person" means:

(a)	the Borrower;

(b)	each Guarantor;

(c)	each subsidiary of the Borrower or a Guarantor; and

(d)	all respective directors, officers, employees, agents and representatives of each of the persons mentioned in paragraphs (a) to (c) above.
"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.
"Secured Liabilities" means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or the Master Agreements or any judgment relating to any Finance Document or the Master Agreements; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.
"Security Interest" means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

"Security Party" means each Guarantor and each Shareholder and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within paragraph (n) of the definition of "Finance Documents".
"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrowers, the Security Parties and the Lenders that:

(a)	all amounts which have become due for payment by any Borrower or any Security Party under the Finance Documents and the Master Agreements have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or any Master Agreement;

(c)
neither any Borrower nor any Security Party has any future or contingent liability under Clause 19 (Fees and Expenses), 20 (Indemnities) or 21 (No Set-Off or Tax Deduction) or any other provision of this Agreement or another Finance Document or a Master Agreement; and

(d)
the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or a Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of a Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or a Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Trustee as trustee for the Creditor Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by a Borrower or a Security Party to pay amounts in relation to the Secured Liabilities to the Security Trustee as trustee for the Creditor Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Borrower, a Security Party or any other person in favour of the Security Trustee as trustee for the Creditor Parties;

(c)	the Security Trustee's interest in any turnover trust created under the Finance Documents;

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Finance Documents to hold as trustee on trust for the Creditor Parties, except:

(i)	rights intended for the sole benefit of the Security Trustee; and

(ii)	any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.
"Security Trustee" means ING Bank N.V., acting in such capacity through its office at Bijlmerplein 888, 1102 MG, Amsterdam, The Netherlands, or any successor of it.
"Service Contracts" means each of the FSO 1 Service Contract and the FSO 2 Service Contract.
"Service Contract Rights" means, in relation to a Service Contract:

(a)	all rights and interests relating to any amount of any kind payable under the terms of that Service Contract;

(b)	all rights to have NOC take the FSO pursuant to that Service Contract or withdraw the FSO from NOC;

(c)
all rights to commence, conduct, defend or compromise or abandon any legal or arbitration proceedings relating to that Service Contract or any matter arising out of or in connection with the Service Contract; and

(d)	to the extent not included in the foregoing, the Assigned Property defined in the Service Contract Assignment for that Service Contract.
"Servicing Bank" means the Agent or the Security Trustee.

"Service Contract Assignment" means, in relation an FSO, the assignment in relation to the relevant Service Contract to be executed by the Borrower owning that FSO in favour of the Security Trustee in Agreed Form and to secure the obligations of the Borrowers under this Agreement, the Master Agreements and under the Guarantee Facility.
"Shareholders" means, in relation to each Borrower, Euronav Hong Kong Limited, a company incorporated in Hong Kong, and Africa Tanker Corporation, a corporation incorporated in the Marshall Islands.
"Share Security Deed" means, in relation to a Borrower, a deed creating security over the shares of that Borrower each to be executed by the relevant Shareholders in favour of the Security Trustee in Agreed Form.
"Specified Time" means a day or time determined in accordance with Schedule 8 (Timetables).
"Subordinated Creditor" means each Shareholder.
"Subordinated Finance Document" means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.
"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by either Borrower to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.
"Subordinated Loan Agreement" means:

(a)
in respect of TI Asia, a series of loan agreements, dated prior to the date of this Agreement, and made between (i) TI Asia and (ii) the Shareholders, copies of which have been provided to the Agent; and

(b)
in respect of TI Africa, a series of loan agreements, dated prior to the date of this Agreement, and made between (i) TI Africa and (ii) the Shareholders, copies of which have been provided to the Agent.

"Subordination Agreement" means a subordination agreement entered into or to be entered into by each Subordinated Creditor, each Borrower and the Agent in Agreed Form.
"Swap Bank" means a bank or financial institution listed in Part B of Schedule 1 and acting through its branch indicated in Part B of Schedule 1.
"Swap Counterparty" means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which is a party to that Designated Transaction.
"Swap Exposure" means, as at any relevant date and in relation to a Swap Counterparty, the amount certified by that Swap Counterparty to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to that Swap Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreements entered into by that Swap Counterparty with the Borrowers if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between a Borrower and that Swap Counterparty.

"Term Commitment" means a Tranche A Commitment or Tranche B Commitment.
"Term Facility" means the term loan facility made available under this Agreement as described in paragraphs (a) and (b) of Clause 2.1 (Amount of facility).
"Term Loan" means the aggregate amount of Advances to be made available under the Term Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Term Facility.
"TI Africa" means TI Africa Limited, a company incorporated in Hong Kong whose registered office is at Room 2503-05, 25th Floor, Harcourt House, No. 39 Gloucester Road, Wanchai, Hong Kong.
"TI Asia" means TI Asia Limited, a company incorporated in Hong Kong whose registered office is at Room 2503-05, 25th Floor, Harcourt House, No. 39 Gloucester Road, Wanchai, Hong Kong.
"Total Commitments" means the aggregate of the Total Revolving Commitments and the Total Term Commitments, being $220,000,000 at the date of this Agreement.
"Total Loss" means, in relation to a FSO:

(a)	actual, constructive, compromised, agreed or arranged total loss of the FSO;

(b)
any expropriation, confiscation, requisition, acquisition or deprivation of the FSO, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 3 months redelivered to the full control of the Borrower owning the FSO; and

(c)	any arrest, capture, seizure or detention of the FSO (including any hijacking or theft) unless it is within 3 months redelivered to the full control of the Borrower owning the FSO.
"Total Loss Date" means, in relation to a FSO:

(a)	in the case of an actual loss of the FSO, the date on which it occurred or, if that is unknown, the date of the last communication from the FSO;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the FSO, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning the FSO with the FSOs' insurers in which the insurers agree to treat the FSO as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.
"Total Revolving Commitments" means the aggregate of the Revolving Facility A Commitment or Revolving Facility B Commitment, being $110,000,000 at the date of this Agreement.

"Total Term Commitments" means the aggregate of the Tranche A Commitment and Tranche B Commitment, being $110,000,000 at the date of this Agreement.
"Tranche" means Tranche A or Tranche B.
"Tranche A" means that part of the Term Loan made or to be made available to TI Asia for general corporate purposes in a principal amount not exceeding $54,000,000.
"Tranche A Commitment" means:

(a)
in relation to a Lender named in this Agreement, the amount set opposite its name under the heading "Tranche A" in Part A of Schedule 1 (Lenders and Commitments) and the amount of any other Tranche A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Tranche A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Tranche B" means that part of the Term Loan made or to be made available to TI Africa for general corporate purposes in a principal amount not exceeding $56,000,000.
"Tranche B Commitment" means:

(a)
in relation to a Lender named in this Agreement, the amount set opposite its name under the heading "Tranche B" in Part A of Schedule 1 (Lenders and Commitments) and the amount of any other Tranche B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Tranche B Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Transaction" has the meaning given in each Master Agreement.
"Transaction Security" means the Security Interests created or evidenced or expressed to be created or evidenced under the Finance Documents.
"Transfer Certificate" has the meaning given in Clause 29.2 (Transfer by a Lender).
"Unpaid Sum" means any sum due and payable but unpaid by a Borrower or Security Party under the Finance Documents.
"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or Affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction of certain terms
In this Agreement:
"administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator.
"approved" means, for the purposes of Clause 13 (Insurance), approved in writing by the Agent.
"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.
"company" includes any partnership, joint venture and unincorporated association.
"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation.
"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained.
"document" includes a deed; also a letter or fax.
"excess risks" means, in relation to a FSO, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the FSO in consequence of its insured value being less than the value at which the FSO is assessed for the purpose of such claims.
"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax.
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council.

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation.
"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise.
"months" shall be construed in accordance with Clause 1.3 (Meaning of "month").
"obligatory insurances" means, in relation to a FSO, all insurances effected, or which the Borrower owning the FSO is obliged to effect, under Clause 13 (Insurance) or any other provision of this Agreement or another Finance Document.
"parent company" has the meaning given in Clause 1.4 (Meaning of "subsidiary").
"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation.
"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.
"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.
"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.
"subsidiary" has the meaning given in Clause 1.4 (Meaning of "subsidiary").
"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.
"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls)(1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3	Meaning of "month"
A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4	Meaning of "subsidiary"
A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P, and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation
In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)	words denoting the singular number shall include the plural and vice versa;

(d)	a Default is "continuing" if it has not been remedied or waived in writing; and

(e)	Clauses 1.1 (Definitions) to 1.5 (General Interpretation) apply unless the contrary intention appears.

1.6	Headings
In interpreting a Finance Document or any provision of a Finance Document, all clause, sub‑clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1	Amount of facility
Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrowers a loan facility not exceeding $220,000,000 comprised of:

(a)	Tranche A of the Term Loan in a principal amount not exceeding $54,000,000 to be provided to TI Asia;

(b)	Tranche B of the Term Loan in a principal amount not exceeding $56,000,000 to be provided to TI Africa;

(c)	Revolving Facility A in a principal amount not exceeding $54,000,000 to be provided to TI Asia; and

(d)	Revolving Facility B in a principal amount not exceeding $56,000,000 to be provided to TI Africa, in each case to be provided to the relevant Borrower for general corporate purposes but excluding refinancing any obligation for which that Borrower has issued debt instruments in the financial markets and which are normally rolled over or refinanced in the financial markets upon maturity.

2.2	Lenders' participations in Advances
Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Available Commitment in respect of the relevant Tranche or Revolving Facility bears to the relevant part of the Total Commitments.

2.3	Purpose of Advances
The Borrowers undertake with each Creditor Party to use each Advance only for the purpose stated in the preamble to this Agreement.

3	POSITION OF THE LENDERS AND SWAP BANKS

3.1	Interests several
The rights of the Lenders and of the Swap Banks under this Agreement and under the Master Agreements are several.

3.2	Individual right of action
Each Lender may, except as specifically provided in the Finance Documents and Master Agreements, separately enforce its rights under or in connection with the Finance Documents and Master Agreements.

3.3	Proceedings requiring Majority Lenders' consent
Except as provided in Clause 3.2 (Individual right of action), no Lender and no Swap Bank may commence proceedings against any Borrower or any Security Party in connection with a Finance Document or a Master Agreement without the prior consent of the Majority Lenders.

3.4	Obligations several
The obligations of the Lenders under this Agreement and of the Swap Banks under the Master Agreement to which each is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure of a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:

(a)	the obligations of the other Lenders or Swap Banks being increased; nor

(b)	any Borrower, any Security Party, any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or under any Master Agreement;

and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or a Master Agreement.

4	DRAWDOWN

4.1	Request for Advance
Subject to the following conditions, the Borrowers may request an Advance to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (Amsterdam time) 3 Business Days prior to the intended Drawdown Date.

4.2	Availability
The conditions referred to in Clause 4.1 (Request for Advance) are that:

(a)	a Drawdown Date has to be a Business Day during the Availability Period;

(b)	both Tranches of the Term Loan shall be made available in a single Advance;

(c)
the amount of the Advance of each Tranche shall not exceed such an amount that, when aggregated with the Revolving Facility in respect of the same Ship, equals the relevant Facility Cap with the amount of the relevant Tranche and the Revolving Facility in excess of that Facility Cap to be reduced pro rata by, in the case of the Term Loan, reducing the amount of the relevant Advance and, in the case of the Revolving Facility, by the automatic cancellation of a sufficient amount of the Revolving Commitment in respect of the relevant Revolving Facility pursuant to paragraph (c) of Clause 8.5 (Voluntary and automatic cancellation).

(d)	the aggregate amount of the Advances in respect of a Revolving Facility shall not exceed the Total Commitments in respect of that Revolving Facility;

(e)	there shall be no more than 3 Advances of each Revolving Facility outstanding at any time; and

(f)	each Advance of a Revolving Facility shall be in the amount of $10,000,000 or an integral multiple thereof.

4.3	Notification to Lenders of receipt of a Drawdown Notice
The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Advance, the Tranche to which the Advance relates to and the Drawdown Date;

(b)	the amount of that Lender's participation in the Advance; and

(c)	the duration of the first Interest Period (and, in the case of an Advance of the Revolving Facility, the Repayment Date for the Advance).

4.4	Drawdown Notice irrevocable
A Drawdown Notice must be signed by 2 directors or by a duly authorised person on behalf of the Borrowers; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent.

4.5	Lenders to make available Contributions

Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrowers the amount due from that Lender on that Drawdown Date under Clause (a) (Lenders' participations in Advances).

4.6	Disbursement of Advance
Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5 (Lenders to make available Contributions); and that payment to the Borrowers shall be made to the account which the Borrowers specify in the Drawdown Notice.

4.7	Disbursement of Advance to third party
The payment by the Agent under Clause 4.6 (Disbursement of Advance) to any third party shall constitute the making of the Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's Contribution.

5	INTEREST

5.1	Payment of normal interest
Subject to the provisions of this Agreement, interest on an Advance in respect of each Interest Period applicable to it shall be paid by the Borrowers on the last day of that Interest Period.

5.2	Normal rate of interest
Subject to the provisions of this Agreement, the rate of interest on an Advance in respect of an Interest Period applicable to it shall be the aggregate of the Margin and LIBOR for that Interest Period.

5.3	Payment of accrued interest
In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of rates of interest

(a)	The Agent shall notify the Borrowers and each Lender of each rate of interest as soon as practicable after each is determined.

(b)	The Agent shall promptly notify the Borrowers of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

5.5	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that

Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 5.5 (Role of Reference Banks) subject to Clause 35.4 (Third Party rights) and the provisions of the Third Parties Act.

5.6	Third Party Reference Banks
A Reference Bank which is not a Party may rely on Clause 5.5 (Role of Reference Banks), Clause 5.13 (Replacement of Screen Rate) and Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 35.4 (Third Party rights) and the provisions of the Third Parties Act.

5.7	Unavailability of Screen Rate

(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(i)	dollars; or

(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)
Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 5.10 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

5.8	Calculation of Reference Bank Rate

(a)
Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but any one Reference Bank does not supply a Reference Bank Quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the Reference Bank Quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Date none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

5.9	Market disruption
If before close of business in London on the Quotation Date for the relevant Interest Period the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 50 per cent. of the Loan or the relevant part of the Loan as appropriate) (the "Affected Lender") that the cost to it of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR then the Agent shall notify the Borrower and Clause 5.10 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

5.10	Cost of funds

(a)
If this Clause 5.10 (Cost of funds) applies, the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)
the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)	If paragraph (c) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(c)	If this Clause 5.10 (Cost of funds) applies pursuant to Clause 5.9 (Market disruption) and:

(i)	a Lender's Funding Rate is less than LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

5.11	Notification of market disruption
The Agent shall notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.9 (Market disruption) which have caused its notice to be given.

5.12	Suspension of drawdown
If the Agent’s notice under Clause 5.11 (Notification of market disruption) is served before an Advance is made the Lenders’ obligations to make or participate in that Advance (as the case may be) shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.13	Replacement of Screen Rate

(a)
If the Screen Rate is not available for dollars, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to dollars, in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that benchmark rate) may be made with the consent of the Majority Lenders and the Borrowers

(b)
If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within three Business Days (unless the Borrowers and the Agent agree to a longer time period in relation to any request) of that request being made:

(i)
its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

5.14	Negotiation of alternative rate of interest
If the Agent’s notice under Clause 5.11 (Notification of market disruption) is served after an Advance is made, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 15 days after the date on which the Agent serves its notice under Clause 5.11 (Notification of market disruption) (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the relevant Interest Period concerned.

5.15	Application of agreed alternative rate of interest
Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed and shall, with the prior consent of all the Lenders, the Swap Counterparties and the Borrowers, be binding on all Parties.

5.16	Alternative rate of interest in absence of agreement
If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender and the Swap Counterparties or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders and Swap Counterparties or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the applicable Margin; and the procedure provided for by this Clause 5.16 (Alternative rate of interest in absence of agreement) shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.17	Notice of prepayment
If the Borrowers do not agree with an interest rate set by the Agent under Clause 5.16 (Alternative rate of interest in absence of agreement), the Borrowers may give the Agent not less than 10 Business Days’ notice of its intention to prepay the relevant Advance at the end of the interest period set by the Agent.

5.18	Prepayment
A notice under Clause 5.17 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrowers' notice of intended prepayment; and on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the relevant Advance, together with accrued interest thereon at the applicable rate plus the applicable Margin.

5.19	Application of prepayment
The provisions of Clause 8 (Repayment, Prepayment and cancellation) shall apply in relation to the prepayment.

6	INTEREST PERIODS

6.1	Commencement of Interest Periods

(a)
The first Interest Period applicable to an Advance of the Term Loan shall commence on the Drawdown Date of that Advance and each subsequent Interest Period applicable to that Advance shall commence on the expiry of the preceding Interest Period applicable to it.

(b)	There shall be a single Interest Period for each Advance of a Revolving Facility, which shall be notified by the Borrower to the Agent in the Drawdown Notice for that Advance.

6.2	Duration of normal Interest Periods
Subject to Clauses 6.3 (Duration of Interest Periods for repayment instalments) and 6.4 (Non-availability of matching deposits for Interest Period selected), each Interest Period shall be:

(a)	3, 6 or 12 months as notified by the Borrowers to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b)	3 months, if the Borrowers fail to notify the Agent by the time specified in paragraph (a) or in the Drawdown Notice for that Advance; or

(c)	such other period as the Agent may, with the authorisation of the Lenders, agree with the Borrowers.

6.3	Duration of Interest Periods for repayment instalments
In respect of an amount due to be repaid under Clause 8 (Repayment, Prepayment and cancellation) on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4	Non-availability of matching deposits for Interest Period selected
If, after the Borrowers have selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (Amsterdam time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be 3 months unless otherwise agreed by the Agent (acting with the authorisation of the Lenders) and the Borrower.

6.5	No Interest Period to extend beyond Maturity Date
No Interest Period shall end after the Maturity Date and any Interest Period which would otherwise extend beyond the Maturity Date shall instead end on the Maturity Date.

6.6	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the precedent Business Day (if there is not).

7	DEFAULT INTEREST

7.1	Payment of default interest on overdue amounts
The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 (Default interest) on any amount payable by the Borrowers under any Finance Document which the Agent, the Security Trustee or other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 18.4 (Acceleration of Loan) , the date on which it became immediately due and payable.

7.2	Default rate of interest
Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at paragraphs (a) and (b) of Clause 7.3 (Calculation of default rate of interest); or

(b)	in the case of any other overdue amount, the rate set out at paragraph (b) of Clause 7.3 (Calculation of default rate of interest).

7.3	Calculation of default rate of interest
The rates referred to in Clause 7.2 (Default rate of interest) are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)	the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4	Notification of interest periods and default rates
The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 (Calculation of default rate of interest) and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent's notification.

7.5	Payment of accrued default interest

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest
Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7	Application to Master Agreements
For the avoidance of doubt, this Clause 7 (Default Interest) does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

8	REPAYMENT, PREPAYMENT AND CANCELLATION

8.1	Amount of repayment instalments

(a)	The Borrowers shall repay each Tranche of the Term Facility by quarterly instalments in the amounts specified in Schedule 2 (Term Facility Repayment Instalments).

(b)	Each Advance of a Revolving Facility shall be repaid in full on the Repayment Date applicable to it.

(c)	Without prejudice to the Borrower's obligation under paragraph (b) above, if:

(i)	an Advance under a Revolving Facility is to be made available:

(A)	on the same day that a maturing Advance under that Revolving Facility is due to be repaid; and

(B)	in whole or in part for the purpose of refinancing the maturing Advance under that Revolving Facility; and

(ii)
the proportion borne by each Lender's participation in the maturing Advance under that Revolving Facility to the amount of that maturing Advance under that Revolving Facility is the same as the proportion borne by that Lender's participation in the new Advance under the Revolving Facility to the amount of the new Advance under that Revolving Facility, the amount of the new Advance under that Revolving Facility shall, unless the Borrowers notify the Facility Agent to the contrary in the relevant Drawdown Notice, be treated as if applied in or towards repayment of the maturing Advance under that Revolving Facility so that:

(A)	if the amount of the maturing Advance under that Revolving Facility exceeds the amount of the new Advance under that Revolving Facility:

(1)	the Borrowers will only be required to make a payment under Clause 15.1 (Currency and method of payments) in an amount equal to that excess; and

(2)	each Lender's participation in the new Advance under that Revolving Facility shall be treated as having been made available and applied by the Borrowers in or towards repayment of that Lender's participation in the maturing Advance under that Revolving Facility and that Lender will not be required to make a payment under Clause 15.1 (Currency and method of payments) in respect of its participation in the new Advance under that Revolving Facility; and

(B)	if the amount of the maturing Advance under a Revolving Facility is equal to or less than the amount of the new Advance under the Revolving Facility:

(1)	the Borrowers will not be required to make a payment under Clause 15.1 (Currency and method of payments); and

(2)
each Lender will be required to make a payment under Clause 15.1 (Currency and method of payments) in respect of its participation in the new Advance under that Revolving Facility only to the extent that its participation in the new Advance under that Revolving Facility exceeds that Lender's participation in the maturing Advance under that Revolving Facility and the remainder of that Lender's participation in the new Advance under that Revolving Facility shall be treated as having been made available and applied by the Borrowers in or towards repayment of that Lender's participation in the maturing Advance under that Revolving Facility.

8.2	Repayment Dates
Each instalment of the Term Facility shall be repaid on the relevant date specified in Schedule 2 (Term Facility Repayment Instalments).

8.3	Reduction of the Revolving Facility

(a)
The Revolving Commitments in respect of each Revolving Facility shall be reduced in instalments on each Reduction Date by an amount equal to the amount set out opposite that Reduction Date in Schedule 3 (Reduction Amounts).

(b)
The Borrower shall ensure that sufficient Advances under each Revolving Facility are repaid on a Reduction Date to the extent necessary so that the aggregate of the outstanding Advances under each Revolving Facility (after that repayment) is equal to or less than the reduced amount of the Revolving Commitments in respect of that Revolving Facility.

(c)	Any reduction of the Revolving Commitments in respect of a Revolving Facility in accordance with this Clause shall reduce rateably the Commitment of each Lender.

8.4	Final Repayment Date
On the Maturity Date for each Tranche and each Revolving Facility, the Borrowers shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document in relation to that Tranche or Revolving Facility.

8.5	Voluntary and automatic cancellation

(a)
The Borrowers may, if they give the Facility Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel without penalty the whole or any part (being a minimum amount of $1,000,000) of an Available Facility. Any cancellation under this Clause 8.5 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders rateably under that Facility or Tranche.

(b)	The unutilised Term Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Advance in respect of the Term Loan is made available.

(c)
An amount of the Revolving Commitment in respect of a Revolving Facility equal to the amount required to ensure that the aggregate of the Revolving Commitment in respect of that Revolving Facility and the Advance of the Tranche relating to the same Ship does not exceed the relevant Facility Cap (by reducing the maximum amount of that Tranche and Revolving Facility pro rata) shall be automatically cancelled without penalty at close of business on the date on which the Advance of the Tranche in respect of that Ship is made available.

8.6	Voluntary prepayment
Subject to the following conditions, the Borrowers may prepay, without penalty, the whole or any part of the Loan.

8.7	Conditions for voluntary prepayment
The conditions referred to in Clause 8.6 (Voluntary prepayment) are that:

(a)	a partial prepayment shall be $1,000,000 or an integral multiple of $1,000,000 (or such other amount as may be agreed by the Agent);

(b)	the Agent has received from the Borrowers at least 10 Business Days prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)
the Borrowers have provided evidence satisfactory to the Agent that any consent required by any Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any official regulation relevant to this Agreement which affects any Borrower or any Security Party has been complied with.

8.8	Effect of notice of prepayment
A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

8.9	Notification of notice of prepayment
The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrowers under paragraph (c) of Clause 8.7 (Conditions of voluntary prepayment).

8.10	Mandatory prepayment on sale or Total Loss
The Borrowers shall be obliged to prepay the relevant part of the Loan and the Revolving Commitment in respect of the Revolving Facility relating to the relevant FSO shall terminate if a FSO is sold or becomes a Total Loss:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the FSO to the buyer; or

(b)
in the case of a Total Loss, on the earlier of the date falling 90 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

In this Clause 8.10 (Mandatory prepayment on sale or Total Loss) and in Clause 8.11 (Mandatory prepayment on termination of Service Contract) the "relevant part" means:

(i)	if the FSO which is sold or which is a Total Loss is FSO 1 or if the FSO 1 Service Contract is terminated, the full amount of Tranche A and Revolving Facility A; and

(ii)	if the FSO which is sold or which is a Total Loss is FSO 2 or if the FSO 2 Service Contract is terminated, the full amount of Tranche B and Revolving Facility B.
Subject to paragraph of Clause 8.6 (Voluntary prepayment), upon prepayment of the relevant part of the Loan the relevant Borrower shall be released from its obligations under this Agreement if as a result of such prepayment the full amount of the relevant Tranche and Revolving Facility is repaid in full.
If the remaining FSO is sold or becomes a Total Loss, the Borrowers or remaining Borrower shall prepay the full amount of the Loan.

8.11	Mandatory prepayment on termination of Service Contract

(a)
The Borrowers shall be obliged to prepay the relevant part of the Loan and the Revolving Commitment in respect of the Revolving Facility relating to an FSO shall terminate if the Service Contract in relation to that FSO is terminated (including, for the avoidance of doubt, cancellation for convenience or war).

(b)
In addition, the Borrowers shall be obliged to prepay the full amount of the Loan and the Revolving Commitments shall terminate if both Service Contracts are terminated (including, for the avoidance of doubt, cancellation for convenience or war).

8.12	Mandatory prepayment on Change of Control

(a)
If there is a Change of Control, the Borrowers shall be obliged to prepay the Loan not later than 60 days following the occurrence of the Change of Control unless the Agent has approved the Change of Control (acting with the authorisation of the Majority Lenders, which authorisation shall not be unreasonably withheld or delayed and shall only be withheld if there is a valid and reasonable concern on the part of the Lenders as to the financial position of the person in control after the Change of Control or the identity of such person).

(b)
If a Change in Ultimate Beneficial Owner occurs after the date of this Agreement and (i) a Lender has not been able to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks in respect of the Ultimate Beneficial Owner under all anti-money laundering or anti-terrorism financing laws and regulations applicable to it, or (ii) the Ultimate Beneficial Owner is not acceptable to that Lender because that person is identified in the Sanctions Laws or been engaged in activities in violation of applicable law, that Lender may notify the Agent. Upon the Agent notifying the Borrowers:

(i)	the Available Commitments of that Lender will be immediately cancelled; and

(ii)	that Lender's participation in the Loan, together with all accrued interest and other amounts accrued or outstanding under the Finance Documents will be immediately due and payable.

8.13	Amounts payable on prepayment
A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 (Indemnities) or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under paragraph (b) of Clause 20.1 (Indemnities regarding borrowing and repayment of Loan) but without premium or penalty.

8.14	Application of partial prepayment
Each partial voluntary prepayment shall be applied pro rata against each Tranche and then pro rata against the repayment instalments (including the balloon) specified in Clause 8.1 (Amount of repayment instalments).

8.15	Reborrowing

(a)	The Borrowers may not reborrow any part of the Term Facility which is repaid.

(b)	Unless a contrary indication appears in this Agreement, any part of a Revolving Facility which is repaid may be reborrowed in accordance with the terms of this Agreement.

8.16	Hedging and Unwinding of Designated Transactions

(a)	The Borrowers shall offer the Swap Banks the right of first refusal on competitive terms before entering into any interest rate swap or interest rate cap transactions.

(b)
The aggregate notional amount of the Designated Transaction in respect of the Master Agreements shall be at least 75 per cent. and no more than 100 per cent. of the Loan (such minimum percentage to be discussed by the Borrowers with the Lenders in good faith if the Revolving Facility is utilised).

(c)	Neither a Swap Bank nor a Borrower may amend, supplement, extend or waive the terms of any Master Agreement without the consent of the Agent.

(d)
Paragraph (c) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement or any Master Agreement Assignment.

(e)	On or prior to any repayment or prepayment of the Loan under this Clause 8 (Repayment, prepayment and cancellation) or any other provision of this Agreement:

(i)	the Borrowers shall; or

(ii)	where the Borrowers fail to do so, the Swap Banks may, acting on the Borrowers' behalf:
wholly or partially unwind or otherwise terminate one or more of the continuing Designated Transactions so that the aggregate notional amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1 (Amount of repayment instalments).

(f)	Neither a Swap Bank nor any Borrower may terminate or close out any Transactions in respect of any Master Agreement (in whole or in part) except:

(i)	in accordance with paragraph (e) above;

(ii)	on the occurrence of an Illegality, Tax Event, Tax Event Upon Merger or a Force Majeure Event (as such expressions are defined in the relevant Master Agreement);

(iii)	on the occurrence of any of the events described in paragraph (g) of Clause 18.1 (Events of Default) in relation to a Borrower;

(iv)	in the case of termination or closing out by a Swap Bank, if the Agent serves notice under paragraph (a)(ii) of Clause 18.2 (Actions following an Event of Default);

(v)	in the case of any other termination or closing out by a Swap Bank or a Borrower, with the consent of the Agent; or

(vi)	if the Secured Liabilities (other than in respect of the Master Agreements) have been irrevocably and unconditionally paid and discharged in full;

(g)
If a Swap Bank or a Borrower terminates or closes out a Transaction in respect of a Master Agreement (in whole or in part) in accordance with paragraphs (f)(ii), (f)(iii) or (in the case of a Swap Bank only) (f)(v) above, it shall promptly notify the Agent of that termination or close out.

(h)
If a Swap Bank is entitled to terminate or close out any Transaction in respect of any Master Agreement under sub-paragraph (iv) of paragraph (f) above, such Swap Bank shall promptly terminate or close out such Transaction following a request to do so by the Security Agent.

(i)
A Swap Bank may only suspend making payments under a Transaction in respect of a Master Agreement if a Borrower is in breach of its payment obligations under any Transaction in respect of that Master Agreement.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default
Each Lender's obligation to contribute to an Advance is subject to the following conditions precedent:

(a)
that, on or before the service of the first Drawdown Notice, the Agent receives the documents described in Part A of Schedule 5 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers;

(b)
that, on the first Drawdown Date but prior to the making of the first Advance, the Agent receives or is satisfied that it will receive on the making of the first Advance the documents described in Schedule 5 (Condition Precedent Documents) in form and substance satisfactory to it and its lawyers;

(c)
that, on or before the service of the first Drawdown Notice, the Agent receives the arrangement fee referred to in Clause 19.1 (Arrangement, commitment, agency fees), all accrued commitment fee payable pursuant to Clause 19.1 (Arrangement, commitment, agency fees) and the first instalment of the annual agency fee referred to in Clause 19.1 (Arrangement, commitment, agency fees);

(d)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Default has occurred and is continuing or would result from the borrowing of the Advance;

(ii)
the representations and warranties in Clause 10.1 (General) and those of any Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	none of the circumstances contemplated by Clause 5.9 (Market disruption) has occurred and is continuing;

(iv)	no event or circumstance is outstanding which might have a Material Adverse Effect;

(v)
the Borrowers are and, following the making of the Advance shall be, in compliance with the financial covenants in Clause 12.5 (Financial covenants) and each Guarantor is and, following the making of the Advance shall be, in compliance with any financial covenants in the Guarantee to which it is a party; and

(e)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, reasonably request by notice to the Borrowers at least 3 Business Days prior to the Drawdown Date.

9.2	Waiver of conditions precedent
If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 (Document, fees and no default) are satisfied, the Borrowers shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10	REPRESENTATIONS AND WARRANTIES

10.1	General
Each Borrower represents and warrants to each Creditor Party as follows.

10.2	Status
Each Borrower is a limited liability company, duly incorporated and validly existing under the laws of Hong Kong.

10.3	Share capital and ownership
Each Borrower has an issued share capital of $2.00 divided into 2 shares of $1.00 each, all of which are fully paid up and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim (including without limitation options to purchase and pre-emption rights) (except such Security Interest or other claim which has been created pursuant to the Finance Documents), as to 1 such share owned by Euronav Hong Kong Limited, a subsidiary of Euronav, and as to 1 such share owned by Africa Tanker Corporation, a subsidiary of International Seaways.

10.4	Corporate power

Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to register the FSO in its name under the Approved Flag;

(b)	to execute the Service Contract to which it is a party;

(c)	to execute the Finance Documents to which that Borrower is a party and the Master Agreements; and

(d)
to borrow under this Agreement, to enter into Designated Transactions under the Master Agreements and to make all the payments contemplated by, and to comply with, those Finance Documents to which that Borrower is a party and the Master Agreements.

10.5	Consents in force
All the consents referred to in Clause 10.4 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation.

10.6	Legal validity; effective Security Interests
The Finance Documents to which each Borrower is a party and the Master Agreements, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute that Borrower's legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate, subject to any relevant insolvency laws affecting creditors' rights generally.

10.7	No third party Security Interests
Without limiting the generality of Clause 10.6 (Legal validity; effective Security Interests), at the time of the execution and delivery of each Finance Document:

(a)	each Borrower which is a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8	No conflicts
The execution by each Borrower of each Finance Document to which it is a party and the Master Agreements, and the borrowing by that Borrower of the Loan, and its compliance with each Finance Document to which it is a party and each Master Agreement will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of that Borrower; or

(c)	any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

10.9	No withholding taxes
All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction other than FACTA Deductions, if applicable, in accordance with Clause 21.9 (FATCA Deduction).

10.10	No default
No Event of Default or Potential Event of Default has occurred and is continuing.

10.11	Information
All information which has been provided by or on behalf of the Borrowers or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5 (Information provided to be accurate); all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.8 (Form of financial statements); and there has been no material adverse change in the financial position or state of affairs of any Borrower from that disclosed in the latest of those accounts.

10.12	No litigation
No legal or administrative action involving any Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to any Borrower's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on any Borrower's ability to perform its obligations under the Finance Documents.

10.13	Validity and completeness of Service Contracts
Each of the Service Contracts constitutes valid, binding and enforceable obligations of the parties thereto in accordance with its terms and:

(a)	the copy of each of the Service Contracts delivered to the Agent before the date of this Agreement is a true and complete copy; and

(b)	no amendments or additions to any of the Service Contracts have been agreed nor has any parties thereto waived any of their respective rights under such documents.

10.14	Compliance with certain undertakings
At the date of this Agreement, the Borrowers are in compliance with Clauses 11.2 (Title; negative pledge), 11.4 (No other liabilities or obligations to be incurred), 11.10 (Consent), 11.14 (Principal place of business), 11.22 (Compliance with Sanctions Laws) and 14.9 (Compliance with laws, etc.).

10.15	Taxes paid
Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the FSO owned by it.

10.16	ISM Code and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers, the Approved Manager and the FSOs have been complied with.

10.17	No money laundering
Without prejudice to the generality of Clause 2.3 (Purpose of Advances), in relation to the borrowing by the Borrowers of the Loan, the performance and discharge of their obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which a Borrower is a party, the Borrowers confirm (i) that they are acting for their own account; (ii) that they will use the proceeds of the Loan for their own benefit, under their full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (2015/849/EC) of the European Parliament and of the Council).

10.18	No Material Adverse Effect
No event or circumstance is outstanding which might have a Material Adverse Effect.

10.19	Anti-Corruption Laws
Each Borrower has conducted its business in compliance with all applicable Anti-Corruption Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

10.20	Sanctions
Each Sanctions Relevant Person has been and is in compliance with all Sanctions Laws and no Relevant Person:

(a)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(b)	has received formal notice in writing of any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws.

10.21	Insolvency
No corporate action, legal proceeding or other procedure or step described in paragraph (g) of Clause 18.1 (Events of Default) has been taken or, to its knowledge, threatened in relation to the Borrower which would be likely to have a material adverse effect on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its subsidiaries or on the ability of the Borrower to perform its obligations under the Finance Documents.

11	GENERAL UNDERTAKINGS

11.1	General
Each Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 (General Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such permission not to be unreasonably withheld or delayed in the case of Clause 11.13 (No amendment to Service Contracts)).

11.2	Title; negative pledge
Each Borrower will:

(a)
hold the legal title to, and own the entire beneficial interest in the FSO owned by it, its Insurances and Earnings and the Service Contract Rights in relation to that FSO, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; and

(b)	not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future.

11.3	No disposal of assets
No Borrower will transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

11.4	No other liabilities or obligations to be incurred

(a)
No Borrower will incur any liability or obligation except liabilities and obligations under the Service Contracts to which it is a party and liabilities or obligations incurred in respect of Permitted Financial Indebtedness or in the ordinary course of operating and chartering the FSO owned by it.

(b)	The Borrowers will not incur any Financial Indebtedness except for Permitted Financial Indebtedness.

11.5	Information provided to be accurate
All financial and other information which is provided in writing by or on behalf of a Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.6	Provision of financial statements
Each Borrower will send to the Agent:

(a)	as soon as possible, but in no event later than 180 days after the end of each financial year of that Borrower, the audited accounts of that Borrower;

(b)
as soon as possible, but in no event later than 60 days after the end of each financial year of that Borrower, a budget in the form attached as Schedule 10 which shows all anticipated income and expenditure of the FSO owned by it during the next financial year of that Borrower; and

(c)
the Borrowers shall also use best commercial efforts to procure that the Agent is sent as soon as possible, but in no event later than 180 days after the end of each financial year of NOC, the audited accounts of NOC.

11.7	Compliance Certificate

(a)
Each Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant paragraph (a) of Clause 11.6 (Provision of financial statements) in relation to it, a Compliance Certificate.

(b)	Each Compliance Certificate shall be signed by two directors of the relevant Borrower.

(c)
Together with each Compliance Certificate, the Borrower providing that Compliance Certificate shall, at the Borrowers cost, provide the Facility Agent with a valuation of the FSOs, from an Approved Valuer, to enable the Facility Agent to determine the Market Value of the FSOs on the date of that Compliance Certificate.

11.8	Form of financial statements
All accounts (audited and unaudited) delivered under paragraph (a) of Clause 11.6 (Provision of financial statements) will:

(a)	be prepared in accordance with all applicable laws and IFRS consistently applied;

(b)	give a true and fair view of the state of affairs of the relevant Borrower at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the relevant Borrower.

11.9	Creditor notices
Each Borrower will send the Agent, at the same time as they are despatched, copies of all material communications which are despatched to that Borrower's creditors or any class of them.

11.10	Consents
Each Borrower will maintain in force and promptly obtain or renew, and, if so requested, will promptly send certified copies to the Agent of, all consents required:

(a)	for that Borrower to perform its obligations under the Service Contract, any Finance Document to which it is a party and any Master Agreement;

(b)	for the validity or enforceability of the Service Contract and any Finance Document to which it is a party and any Master Agreement;

(c)	for that Borrower to continue to own and operate the FSO owned by it, and that Borrower will comply with the terms of all such consents.

11.11	Maintenance of Security Interests
Each Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.12	Notification of litigation
Each Borrower will provide the Agent with details of any legal or administrative action involving that Borrower, any Security Party, the Approved Manager or the FSO owned by it, the Earnings, the Insurances, the Service Contracts or the Project as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.13	No amendment to Service Contracts
No Borrower will agree to any material amendment or supplement to, or waive or fail to enforce, the Service Contract to which it is a party or any of its provisions.

11.14	Principal place of business
Each Borrower will maintain its place of business, and keep its corporate documents and records, at either its registered address or the address of its parent; and no Borrower will establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than its place of incorporation.

11.15	Confirmation of no default
Each Borrower will, within 5 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of that Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred and is continuing; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.
The Agent may serve requests under this Clause 11.15 (Confirmation of no default) from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan or (if no Advances have been made) Commitments exceeding 10 per cent. of the Total Commitments; and this Clause 11.15 (Confirmation of no default) does not affect the Borrowers' obligations under Clause 11.16 (Notification of default).

11.16	Notification of default
Each Borrower will notify the Agent as soon as that Borrower becomes aware of the occurrence of a Default and will keep the Agent fully up‑to‑date with all developments.

11.17	Provision of further information
Each Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)	to that Borrower, the FSO owned by it, the Earnings or the Insurances; or

(b)	to the Service Contracts and any action by NOC under or on connection with the Service Contracts; or

(c)	to any other matter relevant to, or to any provision of, a Finance Document or the Project, which may be reasonably requested by the Agent, the Security Trustee or any Lender at any time.

11.18	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)
any change in the status of a Borrower or any Security Party (or of a holding company of any of them) or the composition of the shareholders of a Borrower or any Security Party (or of a holding company of any of them) or any person becomes the owner of 25 per cent. or more of the issued share capital of a Borrower or any Security Party (or of a holding company of any of them) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or

(iv)	any anti-money laundering or anti-terrorism financing laws and regulations applicable to the Agent or any Lender, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)
The Borrowers shall, promptly upon becoming aware of any Change in Ultimate Beneficial Owner, the name of the Ultimate Beneficial Owner and such documentation and other evidence as is reasonably requested by the Agent, the Security Trustee or any Lender in order for the Agent, the Security Trustee or such Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the Ultimate Beneficial Owner.

11.19	No amendment to Master Agreements

The Borrowers will not agree to any amendment or supplement to, or waive or fail to enforce, any Master Agreement or any of its provisions.

11.20	Taxation
Each Borrower shall pay and discharge all taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)
adequate reserves are maintained for those taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Agent under Clause 11.6 (Provision of financial statements); and

(c)	such payment can be lawfully withheld and failure to pay those taxes does not have or is not reasonably likely to have a Material Adverse Effect.

11.21	Material Adverse Effect
The Borrowers shall promptly give the Agent notice of any event or circumstance which occurs which has or is reasonably likely to have a Material Adverse Effect and of which a Borrower has knowledge.

11.22	Compliance with Sanctions Laws
The Borrower shall:

(a)	ensure that neither it, nor any Guarantor nor any of their respective subsidiaries is or will become a Restricted Party;

(b)
use reasonable endeavours to procure that no director, officer, employee, agent or representative of it or any Guarantor or any of their respective subsidiaries is or will become a Restricted Party; and

(c)
procure that no proceeds of any Tranche shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner for a purpose prohibited by Sanctions Laws.

12	CORPORATE UNDERTAKINGS

12.1	General
Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 (Corporate Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2	Maintenance of status
Each Borrower will maintain its separate corporate existence as a limited liability company, duly incorporated and validly existing under the laws of Hong Kong.

12.3	Negative undertakings
No Borrower will:

(a)	carry on any business other than the ownership, chartering and operation of the FSO owned by it; or

(b)
pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital Provided that the Borrowers may pay a dividend or make a distribution subject to the following conditions:

(i)	the Borrowers are in compliance with the covenants and undertakings in this Agreement and no Event of Default has occurred and is continuing or would result from the payment of such dividend;

(ii)	no force majeure event has occurred and is continuing under a Service Contract with no force majeure rates payable under a Service Contract;

(iii)	the rate payable under a Service Contract has not remained unpaid for a consecutive period of 30 days or more;

(iv)
neither FSO has been off hire under the relevant Service Contract for 30 days or more in any 90 day period (disregarding any off hire permissible under the relevant Service Contract for scheduled maintenance provided no Default has occurred and is continuing);

(v)	no Dividend Lock-Up Event has occurred;
except that so long as no Default has occurred and is continuing or would result from the payment thereof, the Borrowers may pay dividends free of the conditions set forth in subparagraphs (i) to (v) if such dividends are paid to the Shareholders solely out of proceeds received pursuant to refunded retention taxes withheld by Maersk Oil Qatar under the laws of Qatar under service contracts between the Borrowers and Maersk Oil Qatar concluded prior to the date of this Agreement.

(c)	repay any Subordinated Liabilities other than in accordance with the Subordination Agreements;

(d)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in that Borrower's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected, or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length;

(e)
other than share issuances to Shareholders in accordance with the terms of the Finance Documents and debt securities issued to a Shareholder and subject to subordination provisions acceptable to the Agent acting on the instructions of the Majority Lenders, issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital except as otherwise permitted hereunder;

(f)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks with a minimum Standard and Poor's rating of AA-, or enter into any transaction in a derivative other than Designated Transactions; or

(g)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

12.4	Transfer of ownership
Each Borrower shall procure that there is no change of direct ownership of any of its share capital without the consent of the Agent, acting with the authorisation of the Lenders, such authorisation not to be withheld where:

(a)	the transfer of ownership is to Euronav, International Seaways or a subsidiary of either of them; and

(b)
the new shareholder has executed and delivered to the Agent a deed creating security over the shares of the relevant Borrower in favour of the Security Trustee in Agreed Form and each document required to be delivered by it.

12.5	Financial Covenants

(a)
Each Borrower will ensure that its financial position shall at all times during the Security Period be such that the Debt Service Cover Ratio in respect of it shall be equal or greater than 1.1x, such ratio to be tested on the last day of each financial quarter of each of the relevant Borrower's financial years.

(b)	For the purposes of this Clause 12.5 (Financial covenants):
"EBITDA" means, at any date of determination under this Agreement, the operating profit of the relevant Borrower, on ordinary activities for the relevant financial period determined on a consolidated basis in accordance with the accounting principles applied in preparation of the latest accounts:

(i)
plus, to the extent deducted in computing such operating profit of that Borrower's the sum, without duplication, of depreciation, depletion, amortisation of intangibles, income taxes and other non-cash charges or non-cash losses (including non-cash transaction expenses and amortisation of debt discounts);

(ii)	minus, to the extent added in computing such operating profit of that Borrower's, any interest income, non-cash income or non-cash gains, all as determined in accordance with IFRS.

12.6	Notification of Sanctions
Each Borrower shall:

(a)
supply to the Agent, promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanction Laws against (a) the Borrower, (b) any other Relevant Person or (c) any owners of any Relevant Person (other than any owner of that Borrower), as well as information on what steps are being taken with regards to answering or opposing the same;

(b)
inform the Agent promptly upon becoming aware that any of (a) that Borrower, (b) any other Relevant Person or (c) any owners of any Relevant Person (other than any owner of that Borrower), has become or is likely to become a Restricted Party.

13	INSURANCE

13.1	General
Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 (Insurance) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

13.2	Maintenance of obligatory insurances
Each Borrower shall keep the FSO owned by it insured at the expense of that Borrower against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

13.3	Terms of obligatory insurances
Each Borrower shall effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) when aggregated with such insurances of the other FSO 125 per cent. of the Total Commitments and (ii) the market value of the FSO owned by it;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of the FSO owned by it;

(e)	on approved terms;

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations (the following insurance brokers being pre-approved: JLT Belgibo, of De Gerlachekaai 20, 2000 Antwerp, Belgium and Proteus RS NV, of Suikerrui 5, 2000 Antwerp, Belgium); and

(g)	so as to comply with the requirements of the Service Contract for the FSO.

13.4	Further protections for the Creditor Parties
In addition to the terms set out in Clause 13.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances shall:

(a)
in relation to the obligatory insurances for hire and usual marine risks and war risks, whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set‑off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(e)	provide that the Security Trustee may make proof of loss if the Borrowers fail to do so.

13.5	Renewals
The Borrowers shall ensure that:

(a)	before the expiry of any obligatory insurance, that obligatory insurance is renewed; and

(b)	promptly after each such renewal, there is provided to the Security Trustee details of the terms and conditions on which such obligatory insurances have been renewed.
If there is a change in the insurers and/or markets through whom the obligatory insurances are placed the Borrowers shall procure that the Security Trustee is notified within a reasonable time of the names of the insurers and/or markets employed for the purposes of the renewal of the obligatory insurance and of the amounts in which they are renewed.

13.6	Letters of undertaking
In relation to all obligatory insurances effected from time to time under Clause 13.2 (Maintenance of obligatory insurances), the Borrowers shall ensure that all brokers and any protection and indemnity or war risks associations in which a FSO is entered, in each case being approved by the Security Trustee, provide the Security Trustee with letters of undertaking:

(a)	in the case of a broker, in a form standard in the insurance market in which such broker operates or any professional association of which that approved broker is a member;

(b)	in the case of a protection and indemnity or war risks association, in its standard form.
If any of the obligatory insurances referred to in paragraph (a) and/or (b) of Clause 13.2 (Maintenance of obligatory insurances) form part of a fleet cover, the Borrowers will procure that any letter of undertaking referred to in paragraph (a) of this Clause 13.6 (Letters of undertaking) is amended to provide that the relevant brokers shall undertake to the Security Trustee that they shall neither set-off against any claims in respect of the relevant FSO any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances.

13.7	Copies of certificates of entry
Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the FSO owned by it is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that FSO; and

(b)	a letter or letters of undertaking in such form as may be required by the Security Trustee.

13.8	Deposit of original policies
Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

13.9	Payment of premiums
Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees
Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11	Compliance with terms of insurances
No Borrower shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)
no Borrower shall make any changes relating to the classification or classification society or manager or operator of the FSO owned by it approved by the underwriters of the obligatory insurances Provided that a Borrower may change the classification society of the FSO owned by it subject to the prior written consent of the Agent acting with the authorisation of the Majority Lenders (such consent not to be unreasonably withheld or delayed) and Provided that no consent of the Agent shall be required if the change of manager or operator result in Euronav or International Seaways or any of their Affiliates becoming the manager or operator of both FSOs; and

(c)
no Borrower shall employ the FSO owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12	Alteration to terms of insurances
The Borrowers shall procure that:

(a)
no adverse alteration is made to any obligatory insurance (which alteration is, in the reasonable opinion of the Security Trustee, likely to materially adversely affect the Lenders) without the prior written consent of the Security Trustee; and

(b)
all the steps under its control are taken to seek to avoid the occurrence of any act or omission which would enable cancellation of any obligatory insurance or render any obligatory insurance invalid, void or unenforceable or render any sum paid out under any obligatory insurance repayable in whole or in part.

13.13	Settlement of claims
No Borrower shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14	Provision of copies of communications
Promptly after a request of the Agent (acting reasonably), each Borrower shall provide the Security Trustee, at the time of each such communication, copies of all written communications between that Borrower and:

(a)	the approved brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15	Provision of information
Each Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses reasonably incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.16	Mortgagee's interest and additional perils insurances
The Security Trustee shall maintain and renew a mortgagee's interest additional perils insurance and a mortgagee's interest marine insurance in such amounts, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrowers shall upon demand fully indemnify the Agent or Security Trustee (as the case may be) in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.
Notwithstanding the above, if at any time the Agent or Security Trustee proposes to effect any insurances of the nature referred to in this Clause, it shall first notify the Borrowers of the insurance which it proposes to effect, the terms on which it requires it to be effected and the date from which it requires it to be so effected. If, before the date on which the Agent or Security Trustee (as the case may be) requires that insurance to be effected, the Borrowers can demonstrate to the Agent or Security Trustee (as the case may be) that a firm of insurance brokers with a reputation acceptable to the Agent or the Security Trustee (as the case may be) is able to arrange that insurance upon the same terms, before that date, for a price lower than that for which any firm of insurance brokers nominated by the Agent or Security Trustee is prepared to arrange that insurance and with underwriters acceptable to the Agent or Security Trustee (as the case may be), and if that firm of insurance brokers will enter into such agreements with the Agent or Security Trustee (as the case may be) as it may require taking into account the identity of that firm of insurance brokers, the Agent or Security Trustee (as the case may be) shall not unreasonably refuse to effect that insurance through that firm of insurance brokers so nominated by the Borrowers.

14	FSO COVENANTS

14.1	General
Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 (FSO Covenants) at all times during the Security Period except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit (such permission not to be unreasonably withheld or delayed in the case of Clause 14.14 (Sharing of Earnings)).

14.2	FSO's name and registration
Each Borrower shall keep the FSO owned by it registered in its name under the Approved Flag; shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the FSO during its period of ownership by that Borrower.

14.3	Repair and classification
Each Borrower shall keep the FSO owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain that FSO's class as referred to in the relevant Service Contract (namely segregated ballast tanks Floating, Storage and Offloading Facility with class notation +A1 (SBT) (FSO) (DH) (S)20 with America Bureau of Shipping, Lloyd's Register, Bureau Veritas or Det Norske Veritas) free of overdue recommendations and conditions affecting that FSO's class; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the Approved Flag or to vessels operating or trading to any jurisdiction to which that FSO may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4	Modification
Neither Borrower shall make any modification or repairs to, or replacement of, any FSO or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that FSO or materially reduce its value unless so requested by NOC in accordance with the terms of the Service Contracts.

14.5	Removal of parts
Unless so requested by NOC in accordance with the terms of the Service Contracts, no Borrower shall remove any material part of any FSO, or any item of equipment installed on, any FSO unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the relevant FSO the property of the relevant Borrower and subject to the security constituted by the relevant Mortgage Provided that a Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the FSO owned by it.

14.6	Surveys
Each Borrower shall submit the FSO owned by it regularly to all periodical or other surveys which may be required for classification purposes and shall comply with all conditions and recommendations affecting that FSO's class of the relevant classification society in accordance with their terms unless waived.

14.7	Inspection
Each Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose, at the Borrowers' expense once a year and after reasonable notice to the Borrowers) to board the FSO owned by it at all reasonable times to inspect its condition (without interfering with that FSO's operation) or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

14.8	Prevention of and release from arrest
Each Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the FSO owned by it, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the FSO owned by it, the Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of the FSO owned by it, the Earnings or the Insurances, and, forthwith upon receiving notice of the arrest of the FSO owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.9	Compliance with laws etc
Each Borrower shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and all other laws or regulations relating to the FSO owned by it, its ownership, operation and management or to the business of that Borrower;

(b)
not employ the FSO owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the FSO owned by it to enter or trade to any zone which is declared a war zone by any government or by the FSOs war risks insurers unless that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.10	Provision of information
Each Borrower shall promptly provide the Security Trustee with any information which it reasonably requests regarding:

(a)	the FSO owned by it, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the FSO owned by it;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the FSO owned by it and any payments made in respect of that FSO;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager's compliance and the compliance of the FSO owned by it with the ISM Code and the ISPS Code, and, upon the Security Trustee's request, provide copies of any current charter relating to the FSO owned by it, of any current charter guarantee and copies of the Borrower's or the Approved Manager's Document of Compliance.

14.11	Notification of certain events
Each Borrower shall immediately notify the Security Trustee by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the FSO owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any outstanding or overdue requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the FSO owned by it, any exercise or purported exercise of any lien on that FSO or its Earnings or any requisition of that FSO for hire;

(e)	any intended dry docking of the FSO owned by it other than a routine drydocking;

(f)	any Environmental Claim made against that Borrower or in connection with the FSO owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, the Approved Manager or otherwise in connection with the FSO owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and that Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Borrower's, the Approved Manager's or any other person's response to any of those events or matters.

14.12	Restrictions on chartering, appointment of managers etc

(a)	No Borrower shall, in relation to the FSO owned by it:

(i)	let that FSO on demise charter for any period;

(ii)	enter into any charter in relation to that FSO under which more than 2 months' hire (or the equivalent) is payable in advance;

(iii)	charter that FSO otherwise than on bona fide arm's length terms at the time when that FSO is fixed;

(iv)	subject to paragraph (b), appoint a manager of that FSO other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(v)	de-activate or lay up that FSO other than as permitted pursuant to the Service Contract for that FSO; or

(vi)
put that FSO into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed the amount specified for a Major Casualty (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that FSO or its Earnings for the cost of such work or for any other reason.

(b)	A Borrower may appoint International Seaways or an Affiliate of it as a manager of an FSO provided that:

(i)	such appointment is on the same terms as then applicable or on other terms reasonably acceptable to the Agent (acting on the instructions of the Majority Lenders); and

(ii)
the relevant person has provided the Agent with a letter of undertaking executed by it in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of the FSO and subordinating the rights of it against the relevant Borrower to the rights of the Creditor Parties under the Finance Documents.

14.13	Notice of Mortgage
Each Borrower shall keep the relevant Mortgage registered against the FSO owned by it as a valid first preferred or priority mortgage (as the case may be), carry on board that FSO a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that FSO a framed printed notice stating that that FSO is mortgaged by that Borrower to the Security Trustee.

14.14	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings. For the avoidance of doubt, any sharing of Earnings as between the Borrowers to repay the Loan shall not be prohibited by this Clause 14.14 (Sharing of Earnings).

14.15	ISPS Code
Each Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

(a)	procure that the FSO owned by that Borrower and the company responsible for that FSO's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for that FSO an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

14.16	Certain investments by the Borrowers
Neither Borrower shall make any investment other than:

(a)
an investment made in accordance with Clause 14.3 (Repair and classification), 14.4 (Modification), or otherwise expressly permitted by the Finance Documents, the Finance Documents (as defined in the Guarantee Facility) or the Master Agreements; or

(b)	an investment made with the prior written consent of the Majority Lenders.

15	PAYMENTS AND CALCULATIONS

15.1	Currency and method of payments
All payments to be made by the Lenders or by any Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 1.00 p.m. (Amsterdam time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)
in the case of an amount payable by a Lender to the Agent or by any Borrower to the Agent or any Lender, to such account with such bank as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

15.2	Payment on non-Business Day
If any payment by any Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day, and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3	Basis for calculation of periodic payments
All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4	Distribution of payments to Creditor Parties
Subject to Clauses 15.5 (Permitted deductions by Agent), 15.6 (Agent only obliged to pay when monies received) and 15.7 (Refund to Agent of monies not received):

(a)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender or the Security Trustee shall be made available by the Agent to that Lender or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

15.5	Permitted deductions by Agent
Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

15.6	Agent only obliged to pay when monies received
Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to any Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to that Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

15.7	Refund to Agent of monies not received
If and to the extent that the Agent makes available a sum to a Borrower or a Lender, without first having received that sum, that Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

15.8	Agent may assume receipt
Clause 15.7 (Refund to Agent of monies not received) shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

15.9	Creditor Party accounts
Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

15.10	Agent's memorandum account
The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

15.11	Accounts prima facie evidence
If any accounts maintained under Clauses 15.9 (Creditor Party account) and 15.10 (Agent's memorandum account) show an amount to be owing by a Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

16	APPLICATION OF RECEIPTS

16.1	Normal order of application
Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents and the Master Agreements in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 20 (Indemnities), 21 (No set-off or tax deduction) and 26 (Illegality, etc) of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document or in any Master Agreement);

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents and the Master Agreements (and, for this purpose, the expression “"interest" shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2 (Obligations) of any Master Agreement but shall have failed to pay or deliver to the relevant Swap Counterparty at the time of application or distribution under this Clause 16 (Application of receipts); and

(iii)
thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure of each Swap Counterparty (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination

Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or any Master Agreement but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of paragraph (a) of Clause 16.1 (Normal order of application); and

(c)
THIRDLY: any surplus shall be paid to the Borrower or to any other person who has the legal right to receive such amounts that supersedes the Borrower’s rights to receive such amounts (but, with any excess thereof being paid to the Borrower).

16.2	Variation of order of application
The Agent may, with the authorisation of the Lenders, by notice to the Borrowers, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 16.1 (Normal order of application) either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3	Notice of variation of order of application
The Agent may give notices under Clause 16.2 (Variation of order of application) from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4	Appropriation rights overridden
This Clause 16 (Application of Receipts) and any notice which the Agent gives under Clause 16.2 (Variation of order of application) shall override any right of appropriation possessed, and any appropriation made, by any Borrower or any Security Party.

17	APPLICATION OF EARNINGS

17.1	Payment of Earnings
Each Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignment), all the Earnings of the FSO owned by it are paid to the Earnings Account for that FSO. The daily rate paid by NOC under each Service Contract (after operating expenses, overhead and taxes) shall be held in the Earnings Account for the relevant FSO for the Borrowers to make the payments of principal and interest due under this Agreement and the balance of the Earnings in excess of the amounts necessary for such payments shall be available to the Borrowers unless an Event of Default has occurred and is continuing.

17.2	Location of accounts
Each Borrower shall promptly:

(a)	comply with any requirement of the Agent as to the location or re‑location of the Earnings Accounts (or either of them); and

(b)
execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts.

17.3	Debits for expenses etc
Upon the occurrence of an Event of Default which is continuing, the Agent shall be entitled (but not obliged) from time to time to debit any Earnings Account with prior or contemporaneous notice in order to discharge any amount due and payable under Clause 19 (Fees and Expenses) or 20 (Indemnities) to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 19 (Fees and Expenses) or 20 (Indemnities).

18	EVENTS OF DEFAULT

18.1	Events of Default
An Event of Default occurs if:

(a)	any Borrower or any Security Party fails to pay on the due date any sum payable under a Finance Document or under any document relating to a Finance Document unless:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

(ii)	payment is made within 3 Business Days of its due date.

(b)
any breach occurs of Clause 9.2 (Waiver of conditions precedent), 11.2 (Title; negative pledge), 11.3 (No disposal of assets), 11.22 (Compliance with Sanctions Laws), 12.2 (Maintenance of status) or 12.3 (Negative undertakings); or

(c)
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 15 Business Days after written notice from the Agent requesting action to remedy the same; or

(d)
(subject to any applicable grace period specified in the Finance Document) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b) or (c)); or

(e)
any representation, warranty or statement made or repeated by, or by an officer of, a Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading in any material respect when it is made or repeated ; or

(f)
any of the following occurs in relation to any Financial Indebtedness of a Relevant Person in the case of each Borrower, any sum, in the case of each Shareholder, a sum of or sums aggregating $10,000,000 or more and in the case of each Guarantor in respect of a sum of or sums aggregating $25,000,000 or more (or, in each case, the equivalent in another currency)):

(i)	any Financial Indebtedness of a Relevant Person is not paid when due; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable, provided that, where an event described in paragraphs (i) to (v) has occurred only in respect of one Guarantor:

(A)
no Event of Default shall occur under this paragraph (f) if the other Guarantor has delivered to the Agent a guarantee of all of the Secured Liabilities duly executed by it in favour of the Security Trustee in Agreed Form; and

(B)	no Event of Default shall occur unless the Agent has notified the Borrowers of its occurrence prior to the other Guarantor providing such a guarantee;
and provided further that, where an event described in paragraphs (i) to (v) has occurred for any of the Shareholders or the Guarantors, the Agent (acting with the authorisation of the Lenders) has served a notice on the Borrowers declaring such event to be an Event of Default under this Agreement; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes unable to pay its debts as they fall due; or

(ii)
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of any sum in the case of a Borrower or in respect of a sum of, or sums aggregating, $10,000,000 or more in the case of a Shareholder or $25,000,000 or more in the case of a Guarantor or, in each case, the equivalent in another currency; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrowers or the Guarantors which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)
in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing;

provided that, where an event described in subparagraph (ii) has occurred for any of the Shareholders or the Guarantors, the Agent (acting with the authorisation of the Lenders) has served a notice on the Borrowers declaring such event to be an Event of Default under this Agreement; or

(h)	any Borrower ceases or suspends carrying on its business or a part of its business which is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for any Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other material obligation under a Finance Document; or

(ii)	for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any official consent necessary to enable any Borrower to own, operate or charter the FSO owned by it or to enable any Borrower or any Security Party to comply with any provision which the Majority Lenders acting reasonably consider material of a Finance Document or Service Contracts is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled,

PROVIDED THAT, that Borrower shall have 30 days to obtain any such official consent as long as the lack of such consent does not have a material adverse effect on the FSO’s ability to continue to perform the Service Contract and the Borrowers and Security Parties shall have 30 days to obtain any consent necessary to comply with any provision the Majority Lenders acting reasonably consider material of a Finance Document.

(k)
it appears to the Majority Lenders that, without their prior consent, a change has occurred after the date of this Agreement in the direct ownership of any of the shares in any Borrower Provided that this shall not apply (i) if there is an intra-group change of ownership of any Borrower if the Guarantors each continue to be the direct or indirect owners of 50 per cent. of the shares in that Borrower and the Guarantees remain in full force and effect or (ii) if it is a transfer in accordance with Clause 12.4 (Transfer of ownership); or

(l)
any provision which the Majority Lenders acting reasonably consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)	the security constituted by a Finance Document is in any way materially imperilled or materially placed in jeopardy; or

(n)	any event of default occurs and is continuing under the Guarantee Facility; or

(o)	any Event of Default (as defined in section 14 of a Master Agreement) occurs and is continuing; or

(p)	NOC fails to pay any sum payable under a Service Contract within 60 days (on which banks are open in London and New York City) of its due date; or

(q)
any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect occurs, Provided that no Event of Default will occur under this paragraph (q) if such events or circumstances are capable of remedy and are remedied within 30 days of the Agent giving notice to the Borrowers of their occurrence.

18.2	Actions following an Event of Default
On, or at any time after, the occurrence of an Event of Default and which it is continuing:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrowers a notice stating that the Commitments and all other obligations of each Lender to the Borrowers under this Agreement are cancelled; and/or

(ii)
serve on the Borrowers a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)
take any other action which, as a result of the Event of Default having occurred and continuing or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default having occurred and continuing or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

18.3	Termination of Commitments
On the service of a notice under paragraph (a)(i) of Clause 18.2 (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall be cancelled.

18.4	Acceleration of Loan
On the service of a notice under paragraph (a)(ii) of Clause 18.2 (Actions following an Event of Default), the Loan, all accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.5	Multiple notices; action without notice
The Agent may serve notices under paragraph (a)(i) or (ii) of Clause 18.2 (Actions following an Event of Default) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 18.2 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.6	Notification of Creditor Parties and Security Parties
The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 18.2 (Actions following an Event of Default); but the notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Borrower or any Security Party with any form of claim or defence.

18.7	Creditor Parties' rights unimpaired
Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or Swap Counterparties under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1 (Interests several).

18.8	Exclusion of Creditor Party liability
No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to a Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been caused by the gross negligence, dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.
In no event shall any Creditor Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

18.9	Relevant Persons
In this Clause 18 (Events of Default), a "Relevant Person" means the Borrowers, the Guarantors and the Shareholders.

18.10	Guarantor default
If there is an Event of Default in relation to only 1 Guarantor the other Guarantor may with the agreement of all of the Lenders remedy such default by providing the Lenders with a guarantee in respect of the full amount of all the obligations of the Borrowers under this Agreement and the other Finance Documents within 30 days of such default.

18.11	Interpretation
In paragraph (f) of Clause 18.1 (Events of Default) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in paragraph (g) of Clause 18.1 (Events of Default) "petition" includes an application.

18.12	Position of Swap Counterparties

Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 18 (Events of Default), to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender.
In addition, the Swap Counterparties agree that if an Event of Default or Potential Event of Default occurs and is continuing any payments due to the Swap Counterparties on an unwinding of the Master Agreements shall not be paid until the loan has first been repaid.

19	FEES AND EXPENSES

19.1	Arrangement, commitment, agency fees
The Borrowers shall pay to the Agent:

(a)	on the date of this Agreement, an arrangement fee of an amount agreed in a Fee Letter, for distribution among the Lenders in accordance with that Fee Letter;

(b)
quarterly in arrears during the period from (and including) the date of this Agreement to the end of the Availability Period and on the last day of that period for the account of the Lenders, a commitment fee at the rate of 35 per cent of the Margin per annum on the amount of the Total Commitments less the amount of the Loan, for distribution among the Lenders pro rata to their Commitments; and

(c)
on the date of this Agreement and on each anniversary thereof during the Security Period, an annual agency fee of an amount agreed in a Fee Letter, such agency fee to be payable to the Agent in accordance with that Fee Letter for its own account.

19.2	Costs of negotiation, preparation etc
The Borrowers shall pay to the Agent on its demand the amount of all expenses reasonably incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

19.3	Costs of variations, amendments, enforcement etc
The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party in connection with (and which shall be reasonably incurred in the case of sub-clause (a), (b) and (c):

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 15 (Payments and Calculations) or any other matter relating to such security; or

(d)	any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

(e)
There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.4	Documentary taxes
The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.

19.5	Certification of amounts
A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 19 (Fees and Expenses) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20	INDEMNITIES

20.1	Indemnities regarding borrowing and repayment of Loan
The Borrowers shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7 (Default interest)); and

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 18 (Events of Default), and in respect of any tax (other than (i) tax on its overall net income in its jurisdiction of incorporation, the jurisdiction in which it is resident for tax purposes, or the jurisdiction in which its Facility Office is located or (ii) a FATCA Deduction made in accordance with Clause 21.9 (FATCA Deduction)) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

20.2	Breakage costs
Without limiting its generality, Clause 20.1 (Indemnities regarding borrowing and repayment of Loan) covers any claim, expense, liability or loss incurred by a Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement which is attributable to this Agreement of the amount of the liabilities, expenses or losses incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

20.3	Miscellaneous indemnities
The Borrowers shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)	any other Pertinent Matter,
other than claims, expenses, liabilities and losses which are shown to have been caused by the gross negligence, dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.

20.4	Currency indemnity
If any sum due from any Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)	making or lodging any claim or proof against any Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,
the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.
In this Clause 20.4 (Currency indemnity) the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.
This Clause 20.4 (Currency indemnity) creates a separate liability of the Borrowers which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5	Application to Master Agreements

For the avoidance of doubt, Clause 20.4 (Currency indemnity) does not apply in respect of sums due from a Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

20.6	Sanctions and regulatory indemnities
The Borrower shall pay to the Agent on demand, and the Borrower shall indemnify each Lender against, all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by a Lender (other than in each case by reason of a Lender's gross negligence, dishonesty or wilful misconduct):

(a)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Law; or

(b)
as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and as a result of conduct of the Borrower, either Guarantor or any of the Borrower’s or either Guarantor's partners, directors, officers, employees or agents that violates any Sanctions Laws.

20.7	Certification of amounts
A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 (Indemnities) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20.8	Sums deemed due to a Lender
For the purposes of this Clause 20 (Indemnities), a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

21	NO SET-OFF OR TAX DEDUCTION

21.1	No deductions
All amounts due from the Borrowers under a Finance Document shall be paid:

(a)	without any form of set‑off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which a Borrower is required by law to make.

21.2	Grossing-up for taxes
If a Borrower is required by law to make a tax deduction from any payment:

(a)	that Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)	that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

21.3	Evidence of payment of taxes
Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

21.4	Tax credit
A Creditor Party which has obtained (and has derived full use and benefit, on an affiliated group basis from) a repayment or credit in respect of tax on account of which the Borrowers have made an increased payment under Clause 21.2 (Grossing-up for taxes) shall pay to the Borrowers a sum equal to the proportion of the repayment or credit which that Creditor Party allocates to the amount due from the Borrowers in respect of which the Borrowers made the increased payment Provided that:

(a)	the Creditor Party shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a class or number of transactions;

(b)
nothing in this Clause 21.4 (Tax credit) shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(c)
nothing in this Clause 21.4 (Tax credit) shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the Borrowers had not been required to make a tax deduction from a payment;

(d)	any allocation or determination made by a Creditor Party under or in connection with this Clause 21.4 (Tax credit) shall be conclusive and binding on the Borrowers and the other Creditor Parties;

(e)
nothing in this Clause 21.4 (Tax credit) shall oblige any Creditor Party to disclose to the Borrowers any information relating to its affairs (tax or otherwise) or those of its ultimate parent company (or any subsidiary thereof) or any computations in respect of tax; and

(f)	the Creditor Party's tax affairs for its tax year in respect of which such credit or repayment was obtained have been finally settled.

21.5	Exclusion of tax on overall net income
In this Clause 21 (No Set-Off or Tax Deduction) "tax deduction" means any deduction or withholding for or on account of any present or future tax except (i) tax on a Creditor Party’s overall net income or (ii) a FATCA Deduction.

21.6	Application to Master Agreements
For the avoidance of doubt, Clause 21 (No Set-Off or Tax Deduction) does not apply in respect of sums due from a Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.

21.7	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Creditor Party are deemed to be exclusive of any VAT. If VAT is or becomes chargeable on any supply made by any Creditor Party to any Party under a Finance Document and such Creditor Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Creditor Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Creditor Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Creditor Party (the "Supplier") to any other Creditor Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Creditor Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Creditor Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Creditor Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 21.7 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)
In relation to any supply made by a Creditor Party to any Party under a Finance Document, if reasonably requested by such Creditor Party, that Party must promptly provide such Creditor Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Creditor Party's VAT reporting requirements in relation to such supply.

21.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Creditor Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party  shall be treated for the purposes of the Finance Documents (and payments under them)  as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

21.9	FATCA Deduction

(a)
Any party to a Finance Document may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no such party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each party to a Finance Document shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the party to whom it is making the payment and, in addition, shall notify the Borrowers, the Agent and the other Creditor Parties.

22	THE AGENT, THE MANDATED LEAD ARRANGERS AND THE REFERENCE BANKS

22.1	Appointment of the Agent

(a)	Each of the Arrangers, the Lenders and the Swap Banks appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Arrangers, the Lenders and the Swap Banks authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

22.2	Instructions

(a)	The Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, in accordance with instructions given to it by that Creditor Party or group of Creditor Parties).

(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, from that Creditor Party or group of Creditor Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Creditor Party or group of Creditor Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Creditor Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Agent's own position in its personal capacity as opposed to its role of Agent for the relevant Creditor Parties.

(e)
If giving effect to instructions given by the Majority Lenders would in the Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 32 (Variations and Waivers), the Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent) whose consent would have been required in respect of that amendment or waiver.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Agent shall do so having regard to the interests of all the Creditor Parties.

(g)
The Agent may refrain from acting in accordance with any instructions of any Creditor Party or group of Creditor Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 22.2 (Instructions), in the absence of instructions, the Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Creditor Parties. The Agent may act (or refrain from acting) as it considers to be in the best interest of the Creditor Parties.

(i)
The Agent is not authorised to act on behalf of a Creditor Party (without first obtaining that Creditor Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or enforcement of the Finance Documents.

22.3	Duties of the Agent

(a)	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 29.3 (Transfer certificate, delivery and notification), paragraph (b) above shall not apply to any Transfer Certificate.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Agent receives notice from a Party referring to any Finance Document, describing an Event of Default and stating that the circumstance described is an Event of Default, it shall promptly notify the other Creditor Parties.

(f)
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Creditor Party (other than the Agent, the Arrangers or the Security Trustee) under this Agreement, it shall promptly notify the other Creditor Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

22.4	Role of the Mandated Lead Arranger
Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

22.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or any Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor any Arranger shall be bound to account to other Creditor Party for any sum or the profit element of any sum received by it for its own account.

22.6	Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Agent receives or recovers in its capacity as Agent shall be applied by the Agent in accordance with Clause 16 (Application of Receipts).

22.7	Business with the Group
The Agent and the Arrangers may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of either Group.

22.8	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Creditor Parties or any group of Creditor Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Creditor Parties) that:

(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under paragraph (a) of Clause 18.1 (Events of Default)); and

(ii)	any right, power, authority or discretion vested in any Party or any group of Creditor Parties has not been exercised.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)
be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

22.9	Responsibility for documentation
Neither the Agent nor the Arrangers are responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, the Arrangers, the Borrowers or any other person in, or in connection with, any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Pertinent Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Pertinent Document or the Security Property.

22.10	No duty to monitor
The Agent shall not be bound to enquire:

(a)	whether or not any Event of Default has occurred;

(b)	as to the performance, default or any breach by the Borrower of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

22.11	Exclusion of liability

(a)	Without limiting paragraph (b) below (or any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Agent may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent may rely on this Clause.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Creditor Party, on behalf of any Creditor Party and each Creditor Party confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

22.12	Lenders' indemnity to the Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to the Borrower.

22.13	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Creditor Parties and the Borrower.

(b)
Alternatively, the Agent may resign by giving 30 days' notice to the other Creditor Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint as a successor Agent any reputable financial institution.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint as a successor Agent any reputable financial institution.

(d)
The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 20.1 (Indemnities regarding borrowing and repayment of Loan) and this Clause 22 (The Agent, the Mandated Lead Arrangers and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Agent. Any fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)	The consent of the Borrower is not required for an assignment or transfer of rights and/or obligations by the Agent.

(i)
The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 21.8 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 21.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

22.14	Confidentiality

(a)
In acting as Agent for the Creditor Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

22.15	Relationship with the other Creditor Parties

(a)
The Agent may treat the person shown in its records as Lender or Swap Bank at the opening of business (in the place of the Agent's principal office as notified to the Creditor Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Swap Bank:

(i)	entitled to or liable for any payment due under any Finance Document or Master Agreement on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document or Master Agreement made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender or Swap Bank to the contrary in accordance with the terms of this Agreement.

(b)
Each Creditor Party shall supply the Agent with any information that the Security Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee. Each Creditor Party shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee and any reference to any instructions being given by or sought from any Creditor Party or group of Creditor Parties by or to the Security Trustee in this Agreement must be given or sought through the Agent.

(c)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.7 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses for communications) and Clause 33.7 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

22.16	Credit appraisal by the Creditor Parties
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Document, each Creditor Party confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)
whether that Creditor Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

22.17	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

22.18	Reliance and engagement letters
Each Secured Party confirms that each Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or the Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

22.19	Full freedom to enter into transactions
Without prejudice to Clause 22.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to such Borrower or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by either Borrower or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to either Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

23	THE SECURITY TRUSTEE

23.1	Trust

(a)
The Security Trustee declares that it holds the Security Property on trust for the Creditor Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 23 (The Security Trustee) and the other provisions of the Finance Documents.

(b)
Each other Creditor Party authorises the Security Trustee to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2	Parallel Debt (Covenant to pay the Security Trustee)

(a)	Each Borrower irrevocably and unconditionally undertakes to pay to the Security Trustee its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
The Parallel Debt of each Borrower:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(b)	For purposes of this Clause 23.2 (Parallel Debt (Covenant to pay the Security Trustee)), the Security Trustee:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)
acts in its own name and not as agent, representative or trustee of the Creditor Parties and its claims in respect of each Parallel Debt shall and any security granted to secure such claim shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(c)	The Parallel Debt of each Borrower shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of each Borrower shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Borrower shall never exceed its Corresponding Debt.

(d)
All amounts received or recovered by the Security Trustee in connection with this Clause 23.2 (Parallel Debt (Covenant to pay the Security Trustee)) to the extent permitted by applicable law, shall be applied in accordance with Clause 16 (Application of Receipts).

(e)	This Clause 23.2 (Parallel Debt (Covenant to pay the Security Trustee) shall apply, with any necessary modifications, to each Finance Document.

23.3	Enforcement through Security Trustee only
The Creditor Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Finance Documents except through the Security Trustee.

23.4	Instructions

(a)	The Security Trustee shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Trustee in accordance with any instructions given to it by:

(A)	all Lenders (or the Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Agent on their behalf); and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, in accordance with instructions given to it by that Creditor Party or group of Creditor Parties).

(b)
The Security Trustee shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, from that Creditor Party or group of Creditor Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Trustee may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Creditor Party or group of Creditor Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Trustee by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Creditor Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Trustee to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Trustee's own position in its personal capacity as opposed to its role of Security Trustee for the relevant Secured Parties.

(iv)	in respect of the exercise of the Security Trustee's discretion to exercise a right, power or authority under any of:

(A)	Clause 23.28 (Application of receipts);

(B)	Clause 23.29 (Permitted Deductions); and

(C)	Clause 23.30 (Prospective liabilities).

(e)
If giving effect to instructions given by the Majority Lenders would in the Security Trustee's opinion have an effect equivalent to an amendment or waiver referred to in Clause 32 (Variations and Waivers), the Security Trustee shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Trustee) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Trustee shall do so having regard to the interests of all the Creditor Parties.

(g)
The Security Trustee may refrain from acting in accordance with any instructions of any Creditor Party or group of Creditor Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 23.4 (Instructions), in the absence of instructions, the Security Trustee may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)
The Security Trustee is not authorised to act on behalf of a Creditor Party (without first obtaining that Creditor Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or enforcement of the Finance Documents.

23.5	Duties of the Security Trustee

(a)	The Security Trustee's duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Trustee shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party.

(c)
Except where a Finance Document specifically provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Trustee receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Creditor Parties.

(e)
The Security Trustee shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

23.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Trustee as an agent, trustee or fiduciary of the Borrower.

(b)	The Security Trustee shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

23.7	Business with the Group
The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of either Group.

23.8	Rights and discretions

(a)	The Security Trustee may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Creditor Parties or any group of Creditor Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)
The Security Trustee shall be entitled to carry out all dealings with the other Creditor Parties through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to any Creditor Party.

(c)	The Security Trustee may assume (unless it has received notice to the contrary in its capacity as security trustee for the Creditor Parties) that:

(i)	no Event of Default has occurred; and

(ii)	any right, power, authority or discretion vested in any Party or any group of Creditor Parties has not been exercised.

(d)	The Security Trustee may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)
Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Trustee may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Trustee (and so separate from any lawyers instructed by the Agent or the Lenders) if the Security Trustee in its reasonable opinion deems this to be desirable.

(f)
The Security Trustee may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Trustee or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Trustee may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Trustee's gross negligence or wilful misconduct.

(h)
Unless a Finance Document expressly provides otherwise the Security Trustee may disclose to any other Party any information it reasonably believes it has received as security trustee under the Finance Documents.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Security Trustee is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

23.9	Responsibility for documentation
None of the Security Trustee or any Receiver is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, the Arrangers, the Borrowers or any other person in, or in connection with, any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property.

23.10	No duty to monitor
The Security Trustee shall not be bound to enquire:

(a)	whether or not any Event of Default has occurred;

(b)	as to the performance, default or any breach by either Borrower of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

23.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Trustee or any Receiver), none of the Security Trustee nor any Receiver will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Security Trustee or that Receiver (as applicable) may take any proceedings against any officer, employee or agent of the Security Trustee or a Receiver in respect of any claim it might have against the Security Trustee or a Receiver or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property.

(c)
The Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Trustee if the Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Trustee for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Trustee to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Creditor Party, on behalf of any Creditor Party and each Creditor Party confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Trustee or any Receiver, any liability of the Security Trustee or any Receiver arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Trustee or Receiver or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Trustee or any Receiver at any time which increase the amount of that loss. In no event shall the Security Trustee or any Receiver be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Trustee or the Receiver has been advised of the possibility of such loss or damages.

23.12	Lenders' indemnity to the Security Trustee

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Trustee and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Trustee's or Receiver's gross negligence or wilful misconduct) in acting as Security

Trustee or Receiver under the Finance Documents (unless the Security Trustee or Receiver has been reimbursed by the Borrower pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Trustee pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Trustee to the Borrower.

23.13	Resignation of the Security Trustee

(a)	The Security Trustee may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Creditor Parties and the Borrowers.

(b)
Alternatively, the Security Trustee may resign by giving 30 days' notice to the other Creditor Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrower) may appoint as a successor Security Trustee any reputable financial institution.

(c)
If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Trustee (after consultation with the Borrowers) may appoint as a successor Security Trustee any reputable financial institution.

(d)
The retiring Security Trustee shall make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Security Trustee for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Trustee's resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Trustee shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 23.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 20.1 (Indemnities regarding borrowing and repayment of Loan) and this Clause 23 (The Security Trustee) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Trustee. Any fees for the account of the retiring Security Trustee shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)	The consent of the Borrower is not required for an assignment or transfer of rights and/or obligations by the Security Trustee.

23.14	Confidentiality

(a)
In acting as Security Trustee for the Creditor Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Trustee other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Trustee shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

23.15	Credit appraisal by the Creditor Parties
Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Creditor Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of each Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)
whether that Creditor Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Trustee, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

23.16	Security Trustee's management time

(a)	In the event of:

(i)	an Event of Default;

(ii)
the Security Trustee being requested by the Borrower or the Majority Lenders to undertake duties which the Security Trustee and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Trustee under the Finance Documents; or

(iii)	the Security Trustee and the Borrowers agreeing that it is otherwise appropriate in the circumstances, the Borrowers shall pay to the Security Trustee any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (b) below.

(b)
If the Security Trustee and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (a) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Borrowers or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.

23.17	Reliance and engagement letters
Each Secured Party confirms that the Security Trustee has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Trustee) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

23.18	No responsibility to perfect Transaction Security
The Security Trustee shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require the Borrowers to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Finance Document.

23.19	Insurance by Security Trustee

(a)	The Security Trustee shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Trustee shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Trustee is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Trustee fails to do so within 14 days after receipt of that request.

23.20	Custodians and nominees
The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

23.21	Delegation by the Security Trustee

(a)
Each of the Security Trustee and any Receiver may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Trustee or that Receiver (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
No Security Trustee or Receiver shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

23.22	Additional Security Trustees

(a)	The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Creditor Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Trustee deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Trustee shall give prior notice to the Borrower and the Creditor Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Trustee under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Trustee may pay to that person (after consultation with the Borrower), and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

23.23	Acceptance of title
The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Security Assets and shall not be liable for or bound to require the Borrower to remedy any defect in its right or title.

23.24	Releases
Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee, the Security Trustee is irrevocably authorised (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any other Creditor Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

23.25	Winding up of trust
If the Security Trustee, with the approval of the Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Finance Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents, then

(i)
the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Finance Documents; and

(ii)	any Security Trustee which has resigned pursuant to Clause 23.13 (Resignation of the Security Trustee) shall release, without recourse or warranty, all of its rights under each Finance Document.

23.26	Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Trustee under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act

2000 and in addition to any which may be vested in the Security Trustee by law or regulation or otherwise.

23.27	Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

23.28	Application of receipts
All amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Finance Document, under Clause 23.2 (Parallel Debt (Covenant to pay the Security Trustee)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 23 (The Security Trustee), the "Recoveries") shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 23 (The Security Trustee), in the following order of priority:

(a)	in discharging any sums owing to the Security Trustee (in its capacity as such) (other than pursuant to Clause 23.2 (Parallel Debt (Covenant to pay the Security Trustee)) or any Receiver;

(b)
in payment or distribution to the Agent, on its behalf and on behalf of the other Creditor Parties, for application towards the discharge of all sums due and payable by the Borrower under any of the Finance Documents in accordance with Clause 16 (Application of Receipts);

(c)
if neither Borrower is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Trustee is obliged to pay or distribute in priority to the Borrowers; and

(d)	the balance, if any, in payment or distribution to the Borrowers.

23.29	Permitted Deductions
The Security Trustee may, in its discretion:

(a)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

23.30	Prospective liabilities
Following acceleration the Security Trustee may, in its discretion, or at the request of the Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the

Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) for later payment to the Agent for application in accordance with Clause 23.28 (Application of receipts) in respect of:

(a)	any sum to the Security Trustee or any Receiver; and

(b)	any part of the Secured Liabilities,
that the Security Trustee or, in the case of paragraph (b) only, the Agent, reasonably considers, in each case, might become due or owing at any time in the future.

23.31	Investment of proceeds
Prior to the payment of the proceeds of the Recoveries to the Agent for application in accordance with Clause 23.28 (Application of receipts) the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Trustee's discretion in accordance with the provisions of Clause 23.28 (Application of receipts).

23.32	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at a market rate of exchange.

(b)	The obligations of the Borrowers to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

23.33	Good discharge

(a)
Any payment to be made in respect of the Secured Liabilities by the Security Trustee may be made to the Agent on behalf of the Creditor Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Trustee.

(b)
The Security Trustee is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Creditor Party are denominated.

23.34	Amounts received by Borrowers
If a Borrower receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Trustee, that Borrower will hold the amount received or recovered on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Agreement.

23.35	Full freedom to enter into transactions
Without prejudice to Clause 23.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Trustee shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting a Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to such Borrower or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by either Borrower or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to either Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Trustee shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

24	CONDUCT OF BUSINESS BY THE CREDITOR PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Creditor Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Creditor Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
oblige any Creditor Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25	SHARING AMONG THE CREDITOR PARTIES

25.1	Payments to Creditor Parties
If a Creditor Party (a "Recovering Creditor Party") receives or recovers any amount from a Borrower other than in accordance with Clause 15 (Payments and Calculations) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Creditor Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Creditor Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 15 (Payments and Calculations), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Creditor Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Creditor Party as its share of any payment to be made, in accordance with Clause 16.1 (Normal order of application).

25.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the Borrowers and distribute it among the Creditor Parties (other than the Recovering Creditor Party) (the "Sharing Creditor Parties") in accordance with Clause 16.1 (Normal order of application) towards the obligations of the Borrower to the Sharing Creditor Parties.

25.3	Recovering Creditor Party's rights
On a distribution by the Agent under Clause 25.2 (Redistribution of payments) of a payment received by a Recovering Creditor Party from a Borrower, as between that Borrower and the Recovering Creditor Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Borrower.

25.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Creditor Party becomes repayable and is repaid by that Recovering Creditor Party, then:

(a)
each Sharing Creditor Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Creditor Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor Party for its proportion of any interest on the Sharing Payment which that Recovering Creditor Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the Borrowers and each relevant Sharing Creditor Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrowers.

25.5	Exceptions

(a)
This Clause 25 (Sharing among the Creditor Parties) shall not apply to the extent that the Recovering Creditor Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)
A Recovering Creditor Party is not obliged to share with any other Creditor Party any amount which the Recovering Creditor Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Creditor Party of the legal or arbitration proceedings; and

(ii)
that other Creditor Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26	ILLEGALITY, ETC

26.1	Illegality

This Clause 26 (Illegality, etc) applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation and/or contrary to or declared by any Sanctions Authority to be contrary to Sanctions Laws, for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

26.2	Notification of illegality
The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 26.1 (Illegality) which the Agent receives from the Notifying Lender.

26.3	Prepayment; termination of Commitment
On the Agent notifying the Borrowers under Clause 26.2 (Notification of illegality), the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 26.1 (Illegality) as the date on which the notified event would become effective the Borrowers shall prepay the Notifying Lender's Contribution in accordance with Clause 8 (Repayment of Prepayment and cancellation).

26.4	Mitigation
If circumstances arise which would result in a notification under Clause 26.1 (Illegality) then, without in any way limiting the rights of the Notifying Lender under Clause 26.3 (Prepayment; termination of Commitment), the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

27	INCREASED COSTS

27.1	Increased costs
This Clause 27 (Increased Costs) applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration or compliance after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it or any of its subsidiaries) has incurred or will incur an "increased cost", together with a certificate of the Notifying Lender specifying the amount of such increased cost and an explanation in reasonable detail of the reasons for such increased costs and, in general terms, how it was calculated.

27.2	Meaning of "increased cost"
In this Clause 27 (Increased Costs), "increased cost" means, in relation to a Notifying Lender:

(a)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution;

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement; or

(e)
an additional or increased cost incurred as a result of the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV, but, in the case of paragraphs (a) to (d) not an item attributable to:

(i)
a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 20.1 (Indemnities regarding borrowing and repayment of Loan) or by Clause 20 (Indemnities) or an item arising directly out of the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Creditor Party or any of its affiliates; or

(ii)	a FATCA Deduction required to be made by any party to a Finance Document.
For the purposes of this Clause 27.2 (Meaning of "increased cost") the Notifying Lender (or its subsidiaries) may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

27.3	Notification to Borrowers of claim for increased costs

The Agent shall promptly notify the Borrowers and the Security Parties of the notice together with the applicable certificate which the Agent received from the Notifying Lender under Clause 27.1 (Increased costs) and there shall then be a 60 day consultation period for the Borrowers and Notifying Lender to discuss the particular increased cost and amount to be paid to the Notifying Lender.

27.4	Payment of increased costs
Unless something to the contrary is agreed by the Borrowers and the Notifying Lender during the 60 day consultation period referred to in Clause 27.3 (Notification to Borrowers of claim for increased costs), the Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

27.5	Notice of prepayment
If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 27.4 (Payment of increased costs), the Borrowers may give the Agent not less than 14 days' notice of their intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

27.6	Prepayment; termination of Commitment
A notice under Clause 27.5 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers' notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

27.7	Application of prepayment
Clause 8 (Repayment of Prepayment and cancellation) shall apply in relation to the prepayment.

28	SET-OFF

28.1	Application of credit balances
Each Creditor Party may, after the occurrence of an Event of Default which is continuing, without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of a Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from that Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of that Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

28.2	Existing rights unaffected
No Creditor Party shall be obliged to exercise any of its rights under Clause 28.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set‑off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

28.3	Sums deemed due to a Lender
For the purposes of this Clause 28 (Set-Off), a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

28.4	No Security Interest
This Clause 28 (Set-Off) gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of any Borrower.

29	TRANSFERS AND CHANGES IN LENDING OFFICES

29.1	Transfer by Borrowers
No Borrower may, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

29.2	Transfer by a Lender
Subject to Clause 29.4 (Effective Date of Transfer Certificate), a Lender (the "Transferor Lender") may at any time, with the prior written consent of the Borrowers (not to be unreasonably withheld or delayed, and the Borrower will be deemed to have given its consent five Business Days after the Transferor Lender has requested it unless consent is expressly refused by the Borrower within that time) or without the consent of the Borrowers if an Event of Default has occurred and is continuing or if such transfer is to an affiliate of the Transferor Lender, cause:

(a)	its rights in respect of all or part of its Contribution; or

(b)	its obligations in respect of all or part of its Commitment; or

(c)	a combination of (a) and (b),
to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 6 (Transfer Certificate) with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with Clause 22 (The Agent, the Mandated Lead Arrangers and the Reference Banks).

29.3	Transfer Certificate, delivery and notification
As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee, the Arrangers, each of the other Lenders and each of the Swap Banks;

(b)	on behalf of the Transferee Lender, send to each Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above, but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

29.4	Effective Date of Transfer Certificate
A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, Provided that it is signed by the Agent under Clause 29.3 (Transfer Certificate, delivery and notification) on or before that date.

29.5	No transfer without Transfer Certificate
No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, any Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

29.6	Lender re-organisation; waiver of Transfer Certificate
However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

29.7	Effect of Transfer Certificate
A Transfer Certificate takes effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which any Borrower or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro‑rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)
any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of any Borrower or any Security Party against the Transferor Lender had not existed;

(f)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.9 (Market disruption) and Clause 19 (Fees and Expenses), and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of any Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

29.8	Maintenance of register of Lenders
During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 29.4 (Effective Date of Transfer Certificate)) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least 3 Business Days' prior notice.

29.9	Reliance on register of Lenders
The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

29.10	Authorisation of Agent to sign Transfer Certificates
Each Borrower, the Security Trustee, each Arranger, each Lender and each Swap Bank irrevocably authorises the Agent to sign Transfer Certificates on its behalf.

29.11	Registration fee
In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $3,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

29.12	Sub-participation; subrogation assignment
A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, any Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

29.13	Change of lending office
A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

29.14	Notification
On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

29.15	Replacement of Reference Bank
If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 (Interest) then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect and provided that such bank has consented to its appointment, the first-mentioned Reference Bank's appointment shall cease to be effective.

29.16	Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office
If:

(a)	a Lender assigns or transfers any rights or obligations under the Finance Documents pursuant to Clause 29.2 (Transfer by a Lender) or changes its lending office; and

(b)
as a result of circumstances existing at the date of assignment, transfer or change occurs the Borrowers would be obliged to make a payment to the Transferee Lender or Lender acting through its new lending office under Clause 20.1 (Indemnities regarding borrowing and repayment of Loan) in respect of any tax, Clause 27 (Increased Costs) or Clause 28 (Set-Off),

then the Transferee Lender or the Lender acting through its new lending office is only entitled to receive payment under those Clauses to the same extent as the Transferor Lender or the Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred

29.17	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 29 (Transfers and Changes in Lending Offices) , each Lender may, in order to secure obligations of that Lender to a federal reserve or central bank and without consulting with or obtaining consent from either Borrower or any Security Party, at any time charge, assign or otherwise create Security Interests in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document provided that no such charge, assignment or Security Interest shall:

(a)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security Interest for the Lender as a party to any of the Finance Documents; or

(b)
require any payments to be made by a Borrower or any Security Party or grant to any person any rights which are more extensive than those required to be made or granted to the relevant Lender under the Finance Documents.

30	CONFIDENTIAL INFORMATION

30.1	Confidentiality
Each Creditor Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 30.2 (Disclosure of Confidential Information) and Clause 30.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

30.2	Disclosure of Confidential Information
Any Creditor Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Creditor Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Trustee and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Creditor Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 22.15 (Relationship with the other Creditor Parties);

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Creditor Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 29.17 (Security over Lenders' rights);

(viii)	who is a Party, a member of either Group or any related entity of the Borrower;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Borrower;
in each case, such Confidential Information as that Creditor Party shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v) , (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Creditor Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Creditor Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Creditor Party.

30.3	Disclosure to numbering service providers

(a)
Any Creditor Party may disclose to any national or international numbering service provider appointed by that Creditor Party to provide identification numbering services in respect of this Agreement, the Loan and/or the Borrower the following information:

(i)	name of Borrower;

(ii)	country of domicile of Borrower;

(iii)	place of incorporation of Borrower;

(iv)	date of this Agreement;

(v)	Clause 36 (Law and Jurisdiction);

(vi)	the names of the Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the relevant Loan;

(ix)	amount of Total Commitments;

(x)	currency of the relevant Loan;

(xi)	type of the relevant Loan;

(xii)	ranking of the relevant Loan;

(xiii)	Maturity Date(s) for the Loan;

(xiv)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Creditor Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or the Borrowers by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Borrower represents that none of the information set out in sub-paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

30.4	Use of logo and/or trademark
The Agent and/or the Arrangers have the right, at their expense, to publish information regarding their participation in this Agreement and have the right to use the Borrowers' respective logos and trademarks with the prior written consent of the relevant Borrower (not to be unreasonably withheld) in connection with such publication.

30.5	Entire agreement
This Clause 30 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Creditor Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

30.6	Inside information
Each of the Creditor Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Creditor Parties undertakes not to use any Confidential Information for any unlawful purpose.

30.7	Notification of disclosure
Each of the Creditor Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 30.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 30 (Confidential Information).

30.8	Continuing obligations
The obligations in this Clause 30 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Creditor Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Borrowers under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Creditor Party otherwise ceases to be a Creditor Party.

31	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

31.1	Confidentiality and disclosure

(a)
The Agent and the Borrowers agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 7.4 (Notification of Interest Periods and rates of normal interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and the Borrowers may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrowers, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrowers, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(v)
The Agent's obligations in this Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 5.4 (Notification of Interest Periods)

provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

31.2	Related obligations

(a)
The Agent and the Borrowers acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrowers undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and the Borrowers agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 31.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 31 (Confidentiality of Funding Rates and Reference Bank Quotations).

32	VARIATIONS AND WAIVERS

32.1	Variations, waivers etc. by Majority Lenders

(a)
Subject to Clauses 32.2 (Variations, waivers etc. requiring agreement of all Lenders), a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrowers, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

(b)
No amendment or waiver may be made before the date falling ten Business Days after the terms of that amendment or waiver have been notified by the Agent to the Lenders, unless each Lender is a "FATCA Protected Lender". The Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Borrowers.

32.2	Variations, waivers etc. requiring agreement of all Lenders
However, as regards the following, paragraph (a) of Clause 32.1 (Variations, waivers etc. by Majority Lenders) applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender":

(a)	a change in the Margin or in the definition of LIBOR;

(b)	a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to any Lender's Commitment;

(d)	an extension of Availability Period or Maturity Date;

(e)	a change to the definition of "Finance Documents", "Majority Lenders", "Sanctions", "Sanctions Authority", "Sanctions Laws", "Sanctions List" or "Sanctions Relevant Person";

(f)
a change to the preamble or to Clause 2 (Facility), 3 (Position of the Lenders and Swap Banks), 4 (Drawdown), 5.1 (Payment of normal interest), 10.20 (Sanctions), 11.22 (Compliance with Sanctions Laws), 12.6 (Notification of Sanctions), 16 (Application of Receipts), 17 (Application of Earnings) or 35 (Supplemental);

(g)	a change to this Clause 32 (Variations of Waivers);

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

32.3	Exclusion of other or implied variations
Except for a document which satisfies the requirements of Clauses 32.1 (Variations, waivers etc. by Majority Lenders), 32.2 (Variations, waivers etc. requiring agreement of all Lenders), no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by a Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law, and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

33	NOTICES

33.1	General
Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

33.2	Addresses for communications
A notice by letter or fax shall be sent:

(a)	to the Borrowers: c/o Euronav NV
De Gerlachekaai 20
2000 Antwerp 1

Belgium
Fax No:    + 32 32 47 44 09
Email:    Financial@euronav.com

Attn:    CFO
-and-
c/o International Seaways Ship Management LLC
600 Third Avenue, 39th Floor
New York, New York 10016
Fax No: +1 212 251 1180
Email: LegalDepartment@intlseas.com
Attn:    Legal Department

(b)	to a Lender: At the address below its name in Part A of Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

(c)	to a Swap Bank: At the address below its name in Part B of Schedule 1

(d)	to the Agent: Bijlmerplein 888
1102 MG
Amsterdam
The Netherlands
PO Box 1800
1000 BV Amsterdam
The Netherlands

Fax No:    +31 20 5658226
Email:    reina.kroon@ing.com

Attn:     Reina Kroon

(e)	to the Security Trustee: Bijlmerplein 888
1102 MG
Amsterdam
The Netherlands

PO Box 1800
1000 BV Amsterdam
The Netherlands

Fax No:    +31 20 5658226
Email:    reina.kroon@ing.com

Attn:     Reina Kroon

or to such other address as the relevant party may notify the Agent, the Swap Banks or, if the relevant party is the Agent or the Security Trustee, the Borrowers, the Lenders and the Security Parties.

33.3	Effective date of notices
Subject to Clauses 33.4 (Service outside business hours) and 33.5 (Illegible notices):

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

33.4	Service outside business hours
However, if under Clause 33.3 (Effective date of notices) a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time,
the notice shall (subject to Clause 33.5 (Illegible notices)) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

33.5	Illegible notices
Clauses 33.3 (Effective date of notices) and 33.4 (Service outside business hours) do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

33.6	Valid notices
A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

33.7	Electronic communication
Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their respective addresses or any other such information supplied to them.
Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

33.8	English language
Any notice under or in connection with a Finance Document shall be in English.

33.9	Meaning of "notice"
In this Clause 33 (Notices), "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

34	JOINT AND SEVERAL LIABILITY

34.1	General
All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 34.2 (No impairment of Borrower's obligations), joint.

34.2	No impairment of Borrower's obligations
The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Trustee releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.

34.3	Principal debtors
Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.

34.4	Subordination
Subject to Clause 34.5 (Borrower's required action), during the Security Period, no Borrower shall:

(a)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(c)	set off such an amount against any sum due from it to any other Borrower; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or other Security Party; or

(e)	exercise or assert any combination of the foregoing.

34.5	Borrower's required action
If during the Security Period, the Agent, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 34.4 (Subordination), in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent's notice.

35	SUPPLEMENTAL

35.1	Rights cumulative, non-exclusive
The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

35.2	Severability of provisions
If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

35.3	Counterparts
A Finance Document may be executed in any number of counterparts.

35.4	Third party rights

(a)
Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any person described in Clause 5.5 (Role of Reference Banks), Clause 5.6 (Third Party Reference Banks), paragraph (b) of Clause 22.11 (Exclusion of liability) or paragraph (b) of Clause 23.11 (Exclusion of liability) may, subject to this Clause 35.4 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

35.5	Bail-In
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36	LAW AND JURISDICTION

36.1	English law
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

36.2	Exclusive English jurisdiction
Subject to Clause 36.3 (Choice of forum for the exclusive benefit of the Creditor Parties), the courts of England shall have exclusive jurisdiction to settle any Disputes.

36.3	Choice of forum for the exclusive benefit of the Creditor Parties
Clause 36.2 (Exclusive English jurisdiction) is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
Neither Borrower shall commence any proceedings in any country other than England in relation to a Dispute.

36.4	Process agent
Each Borrower irrevocably appoints Euronav (UK) Agencies Ltd. at its registered office for the time being, presently at 99 Kings Road, London SW3 4PA, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

36.5	Creditor Party rights unaffected

Nothing in this Clause 36 (Law and Jurisdiction) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

36.6	Meaning of "proceedings"
In this Clause 36 (Law and Jurisdiction), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement. .
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
Part A

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment (US Dollars)
		Tranche A	Tranche B	Revolving Facility A	Revolving Facility B
ABN AMRO Bank N.V.	Coolsingel 93 3012 AE Rotterdam The Netherlands Contact: Attn: Kees Tiemstra / Rick van Kooten Email: kees.tiemstra@nl.abnamro.com / rick.van.kooten@nl.abnamro.com Administrative matters: Attn: Pieter van Wijk Email: loket.leningadministratie.ccs@nl.abnamro.com	$27,000,000	$28,000,000	$27,000,000	$28,000,000
ING Belgium SA/NV	Avenue Marnixlaan 24 B-1000 Brussels Belgium Contact: Attn: Alexandre Cobbaert / Tristan Lapoutre Tel: +32 2 547 37 65 / +32 2 547 38 98 Email: Alexandre.Cobbaert@ing.be / Tristan.Lapoutre@ing.be Operational / servicing matters: Attn: Arnaud Vandevelde Tel: +32 2 547 63 02 Email: lendingoperationsoffice@ing.be Trade closing / funding and settlement matters: Attn: Vasiliki Gkeka Tel: +32.2.547.65.09 Email: lendingoperationsoffice@ing.be	$27,000,000	$28,000,000	$27,000,000	$28,000,000

PART B

SWAP BANKS

Swap Bank	Office
ABN AMRO Bank N.V.	Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

Contact:

Attn: Wouter Kuipers / Dave Rommy
Email: wouter.kuipers@nl.abnamro.com / dave.rommy@nl.abnamro.com
ING Belgium SA/NV	Avenue Marnixlaan 24
B-1000 Brussels
Belgium

Attn: Alexandre Cobbaert / Tristan Lapoutre
Tel: +32 2 547 37 65 / +32 2 547 38 98
Email: Alexandre.Cobbaert@ing.be / Tristan.Lapoutre@ing.be

SCHEDULE 2

TERM FACILITY REPAYMENT INSTALMENTS

	Tranche A	Tranche 2
Date	Instalment amount (dollars)	Instalment amount (dollars)
30 June 2018	2,748,254	2,850,041
30 September 2018	2,776,286	2,879,112
31 December 2018	2,804,604	2,908,479
31 March 2019	2,833,211	2,938,145
30 June 2019	2,862,110	2,968,114
30 September 2019	2,891,304	2,998,389
31 December 2019	2,920,795	3,028,972
31 March 2020	2,950,587	3,059,868
30 June 2020	2,980,683	3,091,079
30 September 2020	3,011,086	3,122,608
31 December 2020	3,041,799	3,154,458
31 March 2021	3,072,825	3,186,634
30 June 2021	3,104,168	3,219,137
30 September 2021	3,135,831	3,251,973
31 December 2021	3,167,816	3,285,143
31 March 2022	3,200,128	3,318,651
30 June 2022	3,232,769	3,352,501
21 July 2022	3,265,743	-
22 September 2022	-	3,386,697

SCHEDULE 3
REDUCTION AMOUNTS

	Revolving Facility A	Revolving Facility B
Date	Reduction amount (dollars)	Reduction amount (dollars)
30 June 2018	2,748,254	2,850,041
30 September 2018	2,776,286	2,879,112
31 December 2018	2,804,604	2,908,479
31 March 2019	2,833,211	2,938,145
30 June 2019	2,862,110	2,968,114
30 September 2019	2,891,304	2,998,389
31 December 2019	2,920,795	3,028,972
31 March 2020	2,950,587	3,059,868
30 June 2020	2,980,683	3,091,079
30 September 2020	3,011,086	3,122,608
31 December 2020	3,041,799	3,154,458
31 March 2021	3,072,825	3,186,634
30 June 2021	3,104,168	3,219,137
30 September 2021	3,135,831	3,251,973
31 December 2021	3,167,816	3,285,143
31 March 2022	3,200,128	3,318,651
30 June 2022	3,232,769	3,352,501
21 July 2022	3,265,743	-
22 September 2022	-	3,386,697

SCHEDULE 4
DRAWDOWN NOTICE
To:     [ING Bank N.V.
Bijlmerplein 888
1102 MG
Amsterdam
The Netherlands]
Attention: [Loans Administration]
[date]
DRAWDOWN NOTICE

1
We refer to the loan agreement (the "Loan Agreement") dated [●] 2018 and made between ourselves, as Borrowers, the Lenders, the Swap Banks and the Arrangers referred to therein, and yourselves as Agent and as Security Trustee in connection with a facility of up to US$220,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow as follows:

(a)	Amount: US$[●] representing an advance in relation to [Tranche [A] [B]] [Revolving Facility [A] [B];

(b)	Drawdown Date: [●];

(c)	[Duration of the [first] Interest Period shall be [●] months;] and

(d)	Payment instructions : account in our name and numbered [●] with [●] of [●].

3	We represent and warrant that:

(a)
the representations and warranties in Clause 10 (Representations and Warranties) of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without the prior consent of the Majority Lenders.

___________________________________
for and on behalf of
TI AFRICA LIMITED
TI ASIA LIMITED

SCHEDULE 5

CONDITION PRECEDENT DOCUMENTS
PART A
The following are the documents referred to in Clause 9.1(a) required before service of the first Drawdown Notice.

1	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B.

2	Copies of the certificate of incorporation and constitutional documents of each Borrower and each Security Party.

3
Copies of resolutions of directors (and, if required, for the provision of the legal opinions referred to in paragraph 12 the shareholders) of each Borrower and each Security Party (except Euronav) authorising the execution of each of the Finance Documents to which that Borrower or that Security Party is a party and, in the case of a Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement.

4	The original of any power of attorney under which any Finance Document is executed on behalf of a Borrower or a Security Party.

5	Copies of all consents which any Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or Service Contract.

6
A valuation of each FSO, addressed to the Agent and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the first Drawdown Date, from an Approved Valuer.

7	Copies of each of the Service Contracts and of all documents signed or issued by the parties thereto under or in connection with either of them.

8
Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution of the Service Contracts by the parties thereto and of all documents to be executed pursuant thereto.

9
If obtainable by the Borrowers using best commercial efforts, copies of the most recent audited financial statements of NOC which demonstrate that it is economically viable and it will be able to meet its obligations under the Service Contracts.

10	Documentary evidence that the agent for service of process named in Clause 30 (Law and Jurisdiction) has accepted its appointment.

11
Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands, Hong Kong, Belgium and such other relevant jurisdictions as the Agent may require.

12	The Agent has provided the repayment schedule referred to in Clause 8.1(a).

13	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.
PART B
The following are the documents referred to in Clause 9.1(b) required before the Advance of the Loan

1
A duly executed original of each Master Agreement, each Master Agreement Assignment, each Mortgage, each General Assignment, each Service Contract Assignment, each Quiet Enjoyment Letter, each Subordination Agreement and the Co-ordination Deed (and of each document to be delivered by each of them).

2	Documentary evidence that:

(a)	the FSO maintains the classification referred to in Clause 14.3 (Repair and classification) free of all overdue recommendations and conditions of such classification society;

(b)	each FSO is definitively and permanently registered in the name of TI Asia under Marshall Islands for FSO 1 (in the case of FSO 1) or TI Africa under Marshall Islands flag (in the case of FSO 2);

(c)	the FSOs are in the absolute and unencumbered ownership of TI Africa or TI Asia, as the case may be, save as contemplated by the Finance Documents;

(d)	each FSO maintains the classification referred to in Clause 14.3 (Repair and classification) free of all overdue recommendations and conditions of such classification society;

(e)
all applicable requirements of any regulatory authority, and all consents, authorisations, licences, approvals and permits required, in connection with the FSOs and the Project have been obtained and complied with and the relevant Borrower is not in breach of any of its obligations under any agreements which it has entered into in relation to the Project in respect of either FSO (which can be confirmed in a certificate supplied by the Borrowers);

(f)	each Mortgage (executed by the relevant Borrower) has been duly registered against the relevant FSO as a valid first preferred ship mortgage in accordance with the laws of the Marshall Islands; and

(g)	the FSO is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Accounts.

4	Documents establishing that the FSO will be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)
a letter of undertaking executed by the Approved Manager in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of the FSO and subordinating the rights of the Approved Manager against the relevant Borrower to the rights of the Creditor Parties under the Finance Documents; and

(b)
copies of the Approved Manager's Document of Compliance and of the FSOs Safety Management Certificates (together with any other details of the applicable safety management system which the Agent requires).

5
Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the law of the Marshall Islands, Hong Kong and Belgium (as the case may be) and such other relevant jurisdictions as the Agent may require.

6
A favourable opinion from an independent insurance consultant acceptable to the Agent confirming the matters referred to in paragraph 2(h) of this Part B of Schedule 5 (Conditions Precedent Documents) on such matters relating to the insurances for FSOs as the Agent may require.

7	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.
Each of the documents specified in paragraphs 2, 3, 5 and 8 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of a Borrower.

SCHEDULE 6

TRANSFER CERTIFICATE
The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.
To:    [Name of Agent] for itself and for and on behalf of each Borrower, each Security Party, the Security Trustee, the Arrangers and each Lender, as defined in the Loan Agreement referred to below.

1
This Certificate relates to a loan agreement (the "Loan Agreement") dated [●] 2018 and made between (i) TI Africa Limited and TI Asia Limited as Borrowers, (ii) the banks and financial institutions named therein as Lenders, (iii) the banks and financial institutions named therein as Swap Banks, (iv) the banks and financial institutions named there as Mandated Lead Arrangers, (v) ING Bank N.V. as Agent and (vi) ING Bank N.V. as Security Trustee for a loan facility of, originally, up to US$220,000,000.

2	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:
"Relevant Parties" means the Agent, each Borrower, each Security Party, the Security Trustee, the Arrangers, each Lender and each Swap Bank;
"Transferor" means [full name] of [lending office]; and
"Transferee" means [full name] of [lending office].

3	The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4
The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].

5
By virtue of this Certificate and Clause 29 (Transfers and Changes in Lending Offices) of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●] per cent. of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 29 (Transfer and changes in Lending Offices) of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 29 (Transfers and Changes in Lending Offices) of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Lender or any Swap Bank in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	any Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrowers or Security Party under the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10
The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]    [Name of Transferee]
By:    By:
Date:    Date:

Agent
Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party
[Name of Agent]
By:
Date:

Administrative Details of Transferee
Name of Transferee:
Lending Office:
Contact Person
(Loan Administration Department):
Telephone:
Fax:
Contact Person
(Credit Administration Department):
Telephone:
Fax:
Account for payments:

Note:
This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 7

DESIGNATION NOTICE
To:    ING Bank N.V.
Bijlmerplein 888
1102 MG
Amsterdam
The Netherlands
Attention: [Loans Administration]
[date]
Dear Sirs
Loan Agreement dated [●] 2018 made between (i) ourselves as Borrowers, (ii) the Lenders, (iii) the Swap Banks, (iv) the Mandated Lead Arrangers as referred to therein and (v) yourselves as Agent and Security Trustee for a loan facility of, originally, up to US$220,000,000 (the "Loan Agreement")
We refer to:

1	the Loan Agreement;

2	the Master Agreement dated as of [●] made between ourselves and [●]; and

3	a Confirmation delivered pursuant to the said Master Agreement dated [●] and addressed by [●] to us.
In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.
Yours faithfully

.................................................
for and on behalf of
TI AFRICA LIMITED
TI ASIA LIMITED]
[SWAP BANK]

SCHEDULE 8

TIMETABLES

LIBOR is fixed	Quotation Date as of 11:00 am London time
Reference Bank Rate calculated by reference to available quotations in accordance with Clause 5.8 (Calculation of Reference Bank Rate)	Noon on the Quotation Date

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

To:	ING Bank NV Bijlmerplein 888 1102 MG Amsterdam The Netherlands
From:     [TI Africa Limited][TI Asia Limited]
[Date]
OFFICER'S CERTIFICATE
This Certificate is rendered pursuant to clause 11.7 (Compliance Certificate) of the loan agreement dated [●] 2018 (the "Loan Agreement") and entered into between (i) TI Africa Limited and TI Asia Limited, as Borrowers (ii) the banks and financial institutions listed in Schedule 1 therein as Lenders, (2) the banks and financial institutions listed in Schedule 1 therein as Swap Banks, (iii) the Mandated Lead Arrangers as referred to therein and (v) ING Bank NV as Agent and Security Trustee, relating to a loan facility of up to US$220,000,000. Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.
We, being directors of the [TI Africa][TI Asia], hereby certify that:

1	Attached to this Certificate are audited accounts of the [TI Africa][TI Asia] for the financial year ending on [●] (the "Accounts").

2
Set out below are the respective amounts, in US Dollars of (i) EBITDA and (ii) the aggregate of any net interest cost, guarantee commission and instalments payable by [TI AFRICA][TI ASIA] for the financial year ending on [●]:

US Dollars
EBITDA	[●]
Net interest cost, guarantee commission and instalments payable by [TI AFRICA][TI ASIA]	[●]

3
Accordingly, as at the date of this Certificate the financial covenants set out in Clause 12.5 (Financial covenants) of the Loan Agreement [are] [are not] complied with, in that as at [●] the Debt Service Cover Ratio for the financial year ending on [●] equals [●].

[or, as the case may be, specify in what respect the financial covenants are not complied with.]

4	As at [●] no Event of Default has occurred and is continuing.
[or, specify/identify any Event of Default]
The Market Value of the FSOs which are subject to a Mortgage is as follows as at [date]:

Name of FSO	Name of shipbroker providing valuation	Market Value
FSO AFRICA	[●]	[●]
FSO ASIA	[●]	[●]

…………………………..…………………… Director [TI AFRICA LIMITED][TI ASIA LIMITED]	…………………………..…………………… Director [TI AFRICA LIMITED][TI ASIA LIMITED]

Note: Supporting Schedules to be attached.

SCHEDULE 10

SCHEDULE 11

FORM OF BUDGET

TI ASIA LTD - TI AFRICA LTD BUDGET
	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	FULL YEAR
Revenue

TOTAL REVENUE	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Onhire Days

TOTAL DAYS	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TCE

AVERAGE TCE	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Product Quality Bonus

TOTAL OTH INC	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Opex
Opex/day

Mgt Fee

Insurance

Drydock/Special

Depreciations

Intrest Exp

Depreciations borrowing costs

Overheads

TOTAL RESULT	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

EXECUTION PAGES
BORROWERS

SIGNED by    ) /s/ Egied Verbeeck
) Egied Verbeeck
for and on behalf of    )
TI AFRICA LIMITED    )
in the presence of:    ) /s/ Hugo De Stoop
Hugo De Stoop

SIGNED by    ) /s/ Egied Verbeeck
) Egied Verbeeck
for and on behalf of    )
TI ASIA LIMITED    )
in the presence of:    ) /s/ Hugo De Stoop
Hugo De Stoop

LENDERS

SIGNED by    )
)
for and on behalf of    )
ABN AMRO BANK N.V.    )
in the presence of:    )

SIGNED by    )
)
for and on behalf of    )
ING BELGIUM SA/NV    )
in the presence of:    )

SWAP BANKS

SIGNED by    )
)
for and on behalf of    )
ABN AMRO BANK N.V.    )
in the presence of:    )

EXECUTION PAGES
BORROWERS

SIGNED by    ) /s/ Lois K. Zobrocky
) Lois K. Zobrocky, Director
for and on behalf of    )
TI AFRICA LIMITED    )
in the presence of:    ) /s/ James I. Edelson
James I. Edelson

SIGNED by    ) /s/ Lois K. Zobrocky
) Lois K. Zobrocky, Director
for and on behalf of    )
TI ASIA LIMITED    )
in the presence of:    ) /s/ James I. Edelson
James I. Edelson

LENDERS

SIGNED by    )
)
for and on behalf of    )
ABN AMRO BANK N.V.    )
in the presence of:    )

SIGNED by    )
)
for and on behalf of    )
ING BELGIUM SA/NV    )
in the presence of:    )

SWAP BANKS

SIGNED by    )
)
for and on behalf of    )
ABN AMRO BANK N.V.    )
in the presence of:    )

EXECUTION PAGES
BORROWERS

SIGNED by    )
)
for and on behalf of    )
TI AFRICA LIMITED    )
in the presence of:    )

SIGNED by    )
)
for and on behalf of    )
TI ASIA LIMITED    )
in the presence of:    )

LENDERS

SIGNED by    ) /s/ Philippos Arcoumanis
) Philippos Arcoumanis
for and on behalf of    ) Attorney-in-Fact
ABN AMRO BANK N.V.    )
in the presence of:    ) /s/ Sebastian Lello
Sebastian Lello
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by    ) /s/ Philippos Arcoumanis
) Philippos Arcoumanis
for and on behalf of    ) Attorney-in-Fact
ING BELGIUM SA/NV    )
in the presence of:    ) /s/ Sebastian Lello
Sebastian Lello
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SWAP BANKS

SIGNED by    ) /s/ Philippos Arcoumanis
) Philippos Arcoumanis
for and on behalf of    ) Attorney-in-Fact
ABN AMRO BANK N.V.    )
in the presence of:    ) /s/ Sebastian Lello
Sebastian Lello
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by    ) /s/ Philippos Arcoumanis
) Philippos Arcoumanis
for and on behalf of    ) Attorney-in-Fact
ING BELGIUM SA/NV    )
in the presence of:    ) /s/ Sebastian Lello
Sebastian Lello
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

MANDATED LEAD ARRANGERS

SIGNED by    ) /s/ Philippos Arcoumanis
) Philippos Arcoumanis
for and on behalf of    ) Attorney-in-Fact
ABN AMRO BANK N.V.    )
in the presence of:    ) /s/ Sebastian Lello
Sebastian Lello
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by    ) /s/ Philippos Arcoumanis
) Philippos Arcoumanis
for and on behalf of    ) Attorney-in-Fact
ING BELGIUM SA/NV    )
in the presence of:    ) /s/ Sebastian Lello
Sebastian Lello
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

AGENT

SIGNED by    ) /s/ Philippos Arcoumanis
) Philippos Arcoumanis
for and on behalf of    ) Attorney-in-Fact
ING BANK N.V.    )
in the presence of:    ) /s/ Sebastian Lello
Sebastian Lello
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SECURITY TRUSTEE

SIGNED by    ) /s/ Philippos Arcoumanis
) Philippos Arcoumanis
for and on behalf of    ) Attorney-in-Fact
ING BANK N.V.    )
in the presence of:    ) /s/ Sebastian Lello
Sebastian Lello
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB